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                                   INDENTURE


                                    between


                       RUTHERFORD-MORAN OIL CORPORATION,
                                   as Issuer,


                                      and


                        BANK OF MONTREAL TRUST COMPANY,
                                   as Trustee



                         Dated as of September 29, 1997


                       Senior Subordinated Notes Due 2004





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                               TABLE OF CONTENTS

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ARTICLE I        Definitions and Incorporation by Reference . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

         SECTION 1.01.  Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         SECTION 1.02.  Other Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 1.03.  Incorporation by Reference of Trust Indenture Act.  . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 1.04.  Rules of Construction.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE II       The Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

         SECTION 2.01.  Form and Dating.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 2.02.  Execution and Authentication. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 2.03.  Registrar and Paying Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 2.04.  Payments On The Notes; Paying Agent To Hold Money in Trust. . . . . . . . . . . . . . . . . .  27
         SECTION 2.05.  Noteholder Lists. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 2.06.  Transfer and Exchange.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 2.07.  Replacement Notes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 2.08.  Outstanding Notes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 2.09.  Temporary Notes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 2.10.  Cancellation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 2.11.  Defaulted Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         SECTION 2.12.  CUSIP/CINS Numbers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE III      Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

         SECTION 3.01. General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 3.02.  Notices to Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         SECTION 3.03.  Selection of Notes To Be Redeemed.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 3.04.  Notice of Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 3.05.  Effect of Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 3.06.  Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 3.07.  Notes Redeemed in Part. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE IV       Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

         SECTION 4.01.  Payment of Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 4.02.  Commission Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 4.03.  Limitation on Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         SECTION 4.04.  Limitation on Indebtedness and Preferred
                          Stock of Restricted Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         SECTION 4.05.  Limitation on Restricted Payments.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 4.06.  Limitation on Restrictions on Distributions from
                          Restricted Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
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         SECTION 4.07.  Limitation on Sales of Assets and Subsidiary Stock. . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 4.08.  Limitation on Affiliate Transactions. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 4.09.  Limitation on the Sale or Issuance of Capital Stock
                          of Restricted Subsidiaries . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

         SECTION 4.10.  Change of Control.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         SECTION 4.11.  Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 4.12.  Restrictions with Respect to B8/32 Partners . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 4.13.  Future Guarantors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 4.14.  Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 4.15.  Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 4.16.  Further Instruments and Acts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

ARTICLE V        Successor Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

         SECTION 5.01.  When Company May Merge or Transfer Assets.  . . . . . . . . . . . . . . . . . . . . . . . . .  48

ARTICLE VI       Defaults and Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

         SECTION 6.01.  Events of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 6.02.  Acceleration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 6.03.  Other Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 6.04.  Waiver of Past Defaults.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 6.05.  Control by Majority.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 6.06.  Limitation on Suits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 6.07.  Rights of Holders to Receive Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 6.08.  Collection Suit by Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 6.09.  Trustee May File Proofs of Claim. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 6.10.  Priorities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         SECTION 6.11.  Undertaking for Costs.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         SECTION 6.12.  Waiver of Stay or Extension Laws. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

ARTICLE VII      Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

         SECTION 7.01.  Duties of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 7.02.  Rights of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 7.03.  Individual Rights of Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 7.04.  Trustee's Disclaimer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 7.05.  Notice of Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 7.06.  Reports by Trustee to Holders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 7.07.  Compensation and Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         SECTION 7.08.  Replacement of Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 7.09.  Successor Trustee by Merger.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 7.10.  Eligibility; Disqualification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 7.11.  Preferential Collection of Claims Against Company.  . . . . . . . . . . . . . . . . . . . . .  59
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ARTICLE VIII     Discharge of Indenture; Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

         SECTION 8.01.  Discharge of Liability on Notes; Defeasance.  . . . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 8.02.  Conditions to Defeasance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 8.03.  Application of Trust Money. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 8.04.  Repayment to Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 8.05.  Indemnity for Government Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 8.06.  Reinstatement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

ARTICLE IX       Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

         SECTION 9.01.  Without Consent of Holders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 9.02.  With Consent of Holders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION 9.03.  Compliance with Trust Indenture Act.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 9.04.  Revocation and Effect of Consents and Waivers.  . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 9.05.  Notation on or Exchange of Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 9.06.  Trustee To Sign Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 9.07.  Payment for Consent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

ARTICLE X        Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

         SECTION 10.01.  Agreement To Subordinate.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 10.02.  Liquidation, Dissolution, Bankruptcy.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 10.03.  Default on Senior Indebtedness.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         SECTION 10.04.  Acceleration of Payment of Notes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 10.05.  When Distribution Must Be Paid Over. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 10.06.  Subrogation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 10.07.  Relative Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 10.08.  Subordination May Not Be Impaired by Company.  . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 10.09.  Rights of Trustee and Paying Agent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 10.10.  Distribution or Notice to Representative.  . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 10.11.  Article 10 Not To Prevent Events of Default or Limit
                           Right To Accelerate . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 10.12.  Trust Moneys Not Subordinated. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 10.13.  Trustee Entitled To Rely . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         SECTION 10.14.  Trustee To Effectuate Subordination. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         SECTION 10.15.  Reliance by Holders of Senior Indebtedness on
                           Subordination Provisions  . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

ARTICLE XI       Subsidiary Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

         SECTION 11.01.  Guaranties.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         SECTION 11.02.  Limitation on Liability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         SECTION 11.03.  Successors and Assigns.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         SECTION 11.04.  No Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
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         SECTION 11.05.  Modification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         SECTION 11.06.  Release of Subsidiary Guarantor. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

ARTICLE XII      Subordination of Subsidiary Guarantees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

         SECTION 12.01.  Agreement To Subordinate.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         SECTION 12.02.  Liquidation, Dissolution, Bankruptcy.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         SECTION 12.03.  Default on Senior Indebtedness of Subsidiary Guarantor.  . . . . . . . . . . . . . . . . . .  74
         SECTION 12.04.  Demand for Payment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         SECTION 12.05.  When Distribution Must Be Paid Over. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         SECTION 12.06.  Subrogation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         SECTION 12.07.  Relative Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         SECTION 12.08.  Subordination May Not Be Impaired by Company.  . . . . . . . . . . . . . . . . . . . . . . .  75
         SECTION 12.09.  Rights of Trustee and Paying Agent.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         SECTION 12.10.  Distribution or Notice to Representative.  . . . . . . . . . . . . . . . . . . . . . . . . .  76
         SECTION 12.11.  Article 12 Not To Prevent Defaults Under a Subsidiary
                           Guaranty or Limit Right To Demand Payment  . . . . . . . . . . . . . . . . . . . . . . . .  76
         SECTION 12.12.  Trustee Entitled To Rely.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         SECTION 12.13.  Trustee To Effectuate Subordination. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         SECTION 12.14.  Reliance by Holders of Senior Indebtedness on
                           Subordination Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

ARTICLE XIII     Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78

         SECTION 13.01.  Trust Indenture Act Controls.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         SECTION 13.02.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         SECTION 13.03.  Communication by Holders with Other Holders. . . . . . . . . . . . . . . . . . . . . . . . .  78
         SECTION 13.04.  Certificate and Opinion as to Conditions Precedent.  . . . . . . . . . . . . . . . . . . . .  79
         SECTION 13.05.  Statements Required in Certificate or Opinion. . . . . . . . . . . . . . . . . . . . . . . .  79
         SECTION 13.06.  When Notes Disregarded.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         SECTION 13.07.  Rules by Trustee, Paying Agent and Registrar.  . . . . . . . . . . . . . . . . . . . . . . .  79
         SECTION 13.08.  Legal Holidays.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         SECTION 13.09.  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         SECTION 13.10.  No Recourse Against Others.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         SECTION 13.11.  Successors.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         SECTION 13.12.  Multiple Originals.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         SECTION 13.13.  Table of Contents; Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80

Appendix  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
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                 INDENTURE dated as of September 29, 1997, among
Rutherford-Moran Oil Corporation, a Delaware corporation (the "Company"), the
Subsidiary Guarantors (as hereinafter defined) and Bank of Montreal Trust
Company (the "Trustee").

                 Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 103/4% Senior Subordinated Notes Due 2004 (the "Initial Notes") and, if and when issued in exchange for Initial Notes as provided in the Registration Rights Agreement (as hereinafter defined), the Company's 103/4% Senior Subordinated Notes Due 2004 (the "Exchange Notes") and, if and when issued in exchange for Initial Notes as provided in the Registration Rights Agreement, the Company's 103/4 Senior Subordinated Notes Due 2004 (the "Private Exchange Notes" and together with the Exchange Notes and the Initial Notes, the "Notes"):

                                   ARTICLE I

                   Definitions and Incorporation by Reference

         SECTION 1.01.  Definitions.

         "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in an Oil and Gas Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (ii) or (iii) above is primarily engaged in an Oil and Gas Business.

         "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination, (a) the sum of (i) discounted future net revenues from proved oil and gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with Commission guidelines before any state or federal income taxes, as estimated by a nationally recognized firm of independent petroleum engineers in a reserve report prepared as of the end of the Company's most recently completed fiscal year, as increased by, as of the date of determination, the estimated discounted future net revenues from (A) estimated proved oil and gas reserves acquired since the date of such year-end reserve report, and (B) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to exploration, development or exploitation activities, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the estimated discounted future net revenues from (C) estimated proved oil and gas reserves produced or disposed of since the date of such year-end reserve report and (D) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with Commission guidelines (utilizing the prices utilized in such year-end reserve report); provided, that in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Company's petroleum engineers, except that in the event there is a Material Change as a result of such acquisitions, dispositions or revisions, then the discounted future net revenues utilized for purposes of this clause (a)(i) shall be confirmed in writing by a nationally recognized firm of independent petroleum engineers, (ii) the capitalized costs that are attributable to oil and gas properties of the Company and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company's books and records as of a date no earlier than the date of the Company's latest annual or quarterly financial statements,
(iii) the Net Working Capital on a date no earlier than the date of the Company's latest annual or quarterly financial statements and (iv) the greater of (A) the net book value on a date no earlier than the date of the Company's latest annual or quarterly financial statements or (B) the appraised value, as estimated by independent appraisers, of other tangible assets (including, without duplication, investments in unconsolidated Restricted Subsidiaries) of the Company and its Restricted Subsidiaries, as of the date no earlier than the date of the Company's latest audited financial statements, minus (b) the sum of
(i) minority interests (other than a minority interest in a Subsidiary that is a business trust or similar entity formed for the primary purpose of issuing preferred securities the proceeds of which are loaned to the Company or a Restricted Subsidiary), (ii) any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company's latest audited financial statements, (iii) to the extent included in (a)(i) above, the discounted future net revenues, calculated in accordance with Commission guidelines (utilizing the prices utilized in the Company's year-end reserve report), attributable to reserve which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto and (iv) to the extent included in (a)(i) above, the discounted future net revenues, calculated in accordance with Commission guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(1) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto. For purposes of this definition and any related defined term used herein, the calculations above will include giving effect to the Company and its Restricted Subsidiaries' percentage interests in B8/32 Partners in accordance with GAAP. If the Company changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, "Adjusted Consolidated Net Tangible Assets" will continue to be calculated as if the Company were still using the full cost method of accounting.

         "Affiliate" means, as to any Person, any Subsidiary of such and any other Person which, directly or indirectly, controls or is controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person means the possession of the power to direct or cause the direction of management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, no individual shall be an Affiliate of any Person solely by reason of his or her being a director, officer or employee of such Person. For purposes of Sections 4.05, 4.07 and 4.08 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

         "Applicable Premium" means, with respect to a Note at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Note at October 1, 2001 plus (2) all required interest payments due on such Note through October 1, 2001, computed using a discount rate equal to the Treasury Rate plus 100 basis points, over (B) the principal amount of such Note.

         "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors, qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or
(iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, (w) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (x) for purposes of Section 4.07 only, a disposition that constitutes a Restricted Payment permitted by Section 4.05,
(y) a disposition of assets with a fair market value of less than $250,000 and
(z) the relinquishment of unexplored acreage in accordance with the Concession Agreement). For purposes of this definition, the term "Asset Disposition" shall not include (i) any trade or exchange of interest(s), either directly or through the acquisition of the Capital Stock of a Person, in Block B8/32 owned by the Company or any Restricted Subsidiary for any other interest(s) in Block B8/32 owned by any other Owner of Block B8/32 or (ii) any trade or exchange of properties and assets used in the Oil and Gas Business (other than as described in clause (i)) or shares of Capital Stock in any Person in the Oil and Gas Business owned by the Company or any Restricted Subsidiary for properties and assets used in the Oil and Gas Business or shares of Capital Stock in any Person owned or held by another Person, in each case for any transfer of properties or assets in a single transaction or series of related transactions having a fair market value of less than $50 million (each, an "Asset Swap"), provided, that (A) the fair market value of the properties, assets, shares or ownership interests in Block B8/32, as the case may be, traded or exchanged by the Company or such Restricted Subsidiary (including any cash or cash equivalents, not to exceed 20% of such fair market value, to be delivered by the Company or such Restricted Subsidiary) is reasonably equivalent to the fair market value of the properties, assets and shares of Capital Stock or ownership interests in Block B8/32, as the case may be (together with any cash or cash equivalents, not to exceed 20% of such fair market value), to be received by the Company or such Restricted Subsidiary as determined in good faith by the Board of Directors of the Company as certified by a certified resolution delivered to the Trustee if such fair market value is equal to or in excess of $5 million, provided, that if such resolution shall be accompanied by a written appraisal by a nationally recognized investment banking firm or appraisal firm, in each case specializing or having a specialty in oil and gas properties, and (B) such exchange is approved by a majority of the Disinterested Directors of the Company.

         "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

         "Authorized Denominations" means $1,000 or any integral multiple of $1,000 in excess thereof.

         "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

         "Banks" has the meaning specified in the Revolving Credit Agreement.

         "Bank Indebtedness" means any and all amounts, whether outstanding on the Issue Date or thereafter Incurred, payable by the Company under or in respect of the Revolving Credit Agreement and any related notes, collateral documents, letters of credit and guarantees, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any of its Subsidiaries whether or not a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

         "Block B8/32" or "Block" or "Concession" means Petroleum Concession No. 1/2534/36, which as of the date hereof, covers approximately 750,000 acres in the central portion of the Gulf of Thailand.

         "B8/32 Joint Operating Agreement" means, collectively, (i) the Joint Operating Agreement dated as of August 1, 1990 between Maersk, Thai Romo, Thaipo, and Sophonpanich, (ii) the Transfer Agreement dated March 2, 1995 between Maersk, Thai Romo, Thaipo, and Sophonpanich, whereby Maersk agreed to convey its interest and operatorship in respect of the Tantawan Area of Block B8/32 to Thaipo and (iii) the Agreement of

Operatorship and Conveyance of Interest dated as of March 3, 1995 between Maersk and Thaipo, in each case as the same may be modified, supplemented and in effect from time to time.

         "B8/32 Partners" means B8/32 Partners, Limited, and a company existing under the laws of Thailand.

         "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

         "Business Day" means any day on which commercial banks are not authorized or required to close in New York City.

         "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

         "Captive Insurance Company" means any Wholly Owned Subsidiary of the Company that provides insurance or reinsurance to the Company and its Restricted Subsidiaries.

         "Change of Control" means the occurrence of any of the following events:

                    (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 of the Exchange Act provided that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of the Company; provided, however, that the Permitted Holders beneficially own (as defined above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause
         (i), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause (i)), directly or indirectly, of more than 40% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

                   (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

                  (iii) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commission" means the Securities and Exchange Commission.

         "Commodity Hedging Agreement" means, for any Person, an agreement or arrangement between such Person and one or more financial institutions or other entities providing for the transfer or mitigation of risks of fluctuations in the prices of hydrocarbons, either generally or under specific circumstances.

         "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

         "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which financial statements are available prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness, (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made under this definition, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition and any related defined terms used herein, the calculations above will include giving effect to the Company and its Restricted Subsidiaries' percentage interests in B8/32 Partners in accordance with GAAP. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness during such period).

         "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries as determined in accordance with GAAP, plus, to the extent not included in such interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest expenses, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Interest Rate Agreements (including amortization of fees), (vii) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary, (viii) interest incurred in connection with Investments in discontinued operations, (ix) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

         "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries as determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

                    (i) any net income (or loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that
         (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

                   (ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and
         (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

                 (iv) any gain (but not loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

                  (v)  any write-downs of non-current assets;

                 (vi)  extraordinary gains or losses; and

                (vii) the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purpose of Section 4.05 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers are actually used to increase the amount of Restricted Payments permitted under such Section pursuant to clause (a)(3)(D) thereof.

         "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and
(B) any amounts attributable to Disqualified Stock.

         "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Designated Senior Indebtedness" means (i) the Bank Indebtedness and
(ii) any other Senior Indebtedness of the Company which, at the date of Incurrence, has an aggregate principal amount outstanding of, or under which, at the date of Incurrence, the holders thereof are committed to lend up to, at least $25 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

         "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver its resolution under this Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest (other than an interest arising solely from the beneficial ownership of Capital Stock in the Company) in or with respect to such transaction or series of transactions.

         "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event
(i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of Sections 4.07 and 4.10.

         "Dollar-Denominated Production Payments" means production payment obligations of the Company or any Subsidiary Guarantor which are payable from a specified share of proceeds received from production from specific Properties, together with all undertakings and obligations in connection therewith.

         "EBITDA" for any period means the sum of Consolidated Net Income, plus Consolidated Interest Expense plus the following to the extent deducted in calculating such Consolidated Net Income: (a) all income tax expense of the Company and its consolidated Restricted Subsidiaries and (b) the aggregate depreciation, depletion, amortization, impairment and other non-cash expenses or charges of the Company and its consolidated Restricted Subsidiaries reducing Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash expense or charge to the extend that it represents an accrual or reserve for cash expenditures in any future period), in each case for such period decreased (to the extent included in determining Consolidated Net Income) by the sum of (i) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (ii) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments during such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non- cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividend to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

         "Equity Offering" means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.

         "Event of Default" has the meaning set forth in Section 6.01.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants (the "AICPA"), (ii) statements and pronouncements of the Financial Accounting Standards Board of the AICPA, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

         "Global Notes" means in respect of each series of Notes, the single global Note in registered form in respect of such series.

         "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

         "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Hedging Agreement entered into in the ordinary course of business and not for speculation, including without limitation, swaps, options, forward sales and future contracts entered into in connection with interest rates, currencies and energy related commodities.

         "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

         "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence", when used as a noun, shall have a correlative meaning.

         "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                    (i) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable including, in each case, any premium on such indebtedness to the extent such premium has become due and payable excluding trade accounts payable and other current liabilities incurred in the ordinary course of business;

                   (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

                  (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                   (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

                    (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);

                 (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

                 (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured;

                 (viii) all Production Payments granted by such Person but solely to the extent of any warranties or guarantees of production or payment by such Person with respect to such Production Payment; and

                 (ix) to the extent not otherwise included in this definition, Hedging Obligations of such Person granted by such Person.

Notwithstanding clauses (i) through (ix) above, the term "Indebtedness" shall not include any of the foregoing which are subject to irrevocable legal defeasance in accordance with the terms thereof. When used with respect to Thai Romo or any other Restricted Subsidiary that owns an interest in any field or area but which is not the operator of such hydrocarbon interest, "Indebtedness" shall include Thai Romo's or such other Restricted Subsidiary's obligations to reimburse the operator under the Operating Agreement or the Joint Operating Agreement, or similar agreement in the case of such other Restricted Subsidiary, for Thai Romo's or such other Restricted Subsidiary's pro rata share of payments made by such operator in respect of Indebtedness incurred by such operator in connection with transactions under such agreements.

         The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

         "Indenture" means this Indenture as amended or supplemented from time to time.

         "Interest Payment Dates" means April 1 and October 1 commencing April 1, 1998.

         "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

         "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers or extensions of trade credit not in excess of 90 days in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and Section 4.05, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

         "Issue Date" means the date on which the Notes are originally issued.

         "Joint Operating Agreements" means the B8/32 Joint Operating Agreement and the Tantawan Joint Operating Agreement.

         "Lien" means with respect to any Property, any assignment in trust, mortgage, lien, pledge, charge, fiduciary or security assignment, security interest or encumbrance of any kind in respect of such Property (including, without limitation, any Production Payment, advance, payment or similar arrangement with respect to minerals in place). For purposes of the foregoing, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

         "Maersk" means Maersk Oil (Thailand) Ltd., a wholly owned subsidiary of Maersk Oil and Gas AS of Denmark.

         "Material Change" means an increase or decrease (excluding changes that result solely from changes in prices) of more than 25% during a fiscal quarter in the estimated discounted future net cash flows from proved oil and gas reserves of the Company and its Restricted Subsidiaries, calculated in accordance with clause (a)(i) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change: (i) any acquisitions during the quarter of oil and gas reserves that have been estimated by a nationally recognized firm of independent petroleum engineers and on which a report or reports exist and
(ii) any disposition of properties held at the beginning of such quarter that have been disposed of as provided in Section 4.07.

         "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition and
(iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; provided, that any amounts remaining after any adjustment, realization or liquidation or such reserve shall constitute Net Available Cash.

         "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Net Working Capital" means (a) all current assets of the Company and its Restricted Subsidiaries, minus (b) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness, in each case as set forth in financial statements for the Company prepared in accordance with GAAP.

         "Non-Recourse Indebtedness" means Indebtedness or that portion of Indebtedness of the Company or a Restricted Subsidiary of any property or assets and as to which (a) the holders of such Indebtedness agree that they will look solely to the property or assets so acquired and securing such Indebtedness for payment on or in respect of such Indebtedness and (b) no default with respect to such Indebtedness of the Company or a Restricted Subsidiary, will entitle (after notice or passage of time or both) any holder of any other Indebtedness of the Company or a Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its stated maturity.

         "Offering" means the offering of $120 million aggregate principal amount of the Initial Notes on September 29, 1997.

         "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, Assistant Treasurer, the Secretary or an Assistant Secretary of the Company.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, Assistant Treasurer, the Secretary or an Assistant Secretary of the Company.

         "Oil and Gas Business" means (a) the acquisition, exploration, exploitation, development, operation and disposition of interests in oil, gas and other hydrocarbon properties, (b) the gathering, marketing, treating, processing, refining storage, selling and transporting of any production from such interests or properties, (c) any business relating to or arising from exploration for or exploitation, development, production, treatment, processing, refining storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith and (d) any activity necessary, appropriate, complementary or incidental to the activities described in the foregoing clauses (a) through (c) of this definition.

         "Operating Agreement" shall mean the Operating Agreement between SBM Marine Services Thailand Ltd. and Tantawan Services, LLC, dated February 9, 1996, relating to the operation of the "TANTAWAN EXPLORER," as the same may be modified, supplemented and in effect from time to time.

         "Opinion of Counsel" means a written opinion of legal counsel for the Company (or any Subsidiary Guarantor, if applicable) including an employee of the Company (or any Subsidiary Guarantor, if applicable), who is reasonably acceptable to the Trustee.

         "Owners of Block B8/32" means, as of any date of determination, any Person that directly owns an interest in the Concession.

         "Permitted Holders" means (i) John A. Moran, Patrick D. Rutherford, their respective spouses, issue or any spouse of their issue, (ii) any Person controlled directly or indirectly by any one or more of the Persons referred to in clause (i), (iii) any trust, all of the beneficiaries of which are any one or more of the persons referred to in clause (i), or (iv) any bona fide legal representative of any of the individuals in clause (i) duly appointed as a result of the death or legal incapacity of such individual.

         "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is an Oil and Gas Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is an Oil and Gas Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (viii) Hedging Obligations; (ix) entry into operating agreements, joint ventures, partnership agreements, concession agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, areas of mutual interest agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Company's or its Restricted Subsidiaries' Oil and Gas Business; (x) B8/32 Partners in an amount up to 46.35% of the share capital of B8/32 Partners; (xi) the Capital Stock or Indebtedness of a Captive Insurance Company in an amount sufficient for such Captive Insurance Company to maintain sufficient capital to provide insurance or reinsurance coverage to the Company or its Restricted Subsidiaries in amounts which are customary for the Oil and Gas Business conducted by the Company and its Restricted Subsidiaries; and (xii) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to
Section 4.07.

         "Person" means any individual, corporation, voluntary association, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

         "Pledge Account" means an account established with the Trustee pursuant to the terms of Section 4.17 for the deposit of the Pledged Securities to be purchased by the Company with a portion of the net proceeds from the sale of the Initial Notes.

         "Pledged Securities" means the U.S. government securities to be purchased by the Company and held in the Pledge Account in accordance with
Section 4.17.

         "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

         "Principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

         "Property" means any property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including any right or interest therein or thereto.

         "Production Payment" means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

         "QIB" means a "qualified institutional buyer" under Rule 144A.

         "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

         "Registered Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of September 29, 1997, by and among the Company, the Subsidiary Guarantors and the Initial Purchasers, as the same may be modified and supplemented and in effect from time to time.

         "Regulation S" means Regulation S under the Securities Act.

         "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness.

         "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company

(other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase, or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment in any Person (other than a Permitted Investment).

         "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

         "Revolving Credit Agreement" means (i) the Credit Agreement dated as of September 20, 1996, among the Company, Rutherford Moran Exploration Company ("RMEC"), Thai Romo Limited ("Thai Romo"), Thai Romo Holdings, Inc. ("TRH"), the other Subsidiary Guarantors party thereto, the Lenders party thereto and The Chase Manhattan Bank, as administrative agent, as the same may be amended, modified, supplemented and in effect from time to time (the "Credit Agreement") and (ii) any renewal, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original Administrative Agent and lenders or another administrative agent or agent or other lenders and whether provided under the original Credit Agreement or any other agreement).

         "Rule 144A" means Rule 144A under the Securities Act.

         "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

         "Secured Indebtedness" means any Indebtedness of the Company or a Subsidiary Guarantor secured by a Lien.

         "Securities" means the Notes issued under this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Indebtedness" means, (i) Indebtedness of the Company, whether outstanding on the Issue Date or thereafter Incurred, and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such Company for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company is responsible or liable unless, in the case of (i) and (ii), in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are subordinate in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary,

(2) any liability for Federal, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of the Company (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of the Company or
(5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture but, as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this clause (5) if the holder(s) of such Indebtedness or their representative or the Company shall have furnished to the Trustee an opinion of counsel unqualified in all material respects of independent legal counsel, addressed to the Trustee (which legal counsel may, as to matters of fact, including financial covenant compliance calculations, rely upon a certificate of the Company) to the effect that the Incurrence of such indebtedness does not violate the provisions of this Indenture; provided that the foregoing exclusions shall not affect the priorities of any Indebtedness arising solely by operation of law in any bankruptcy, insolvency, receivership, liquidation, reorganization, assignment for the benefit of creditors or other similar event, case or proceeding.

         "Senior Subordinated Indebtedness" means the Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Notes, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

         "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

         "Sophonpanich" means Palang Sophon Limited, a company organized under the laws of Thailand and its successor.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

         "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect.

         "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person,
(ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

         "Subsidiary Guarantor" means each Subsidiary of the Company in existence on the Issue Date and each Subsidiary (other than Unrestricted Subsidiaries) created or acquired by the Company after the Issue Date.

         "Subsidiary Guarantor Senior Indebtedness" means, with respect to any Subsidiary Guarantor (excluding Insurance Company, Inc. ("Thai Tex"), whether outstanding on the Issue Date or thereafter issued, any Guarantee of the Bank Indebtedness by such Subsidiary Guarantor, all other Guarantees by such Subsidiary Guarantor of Senior Indebtedness of the Company and all Indebtedness of such Subsidiary Guarantor, including interest and fees thereon, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations of such Subsidiary Guarantor in respect of such Indebtedness are not superior in right of payment to the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty; provided, however, that Subsidiary Guarantor Senior Indebtedness shall not include (1) any obligations of such Subsidiary Guarantor to the Company or any other Subsidiary of the Company, (2) any liability for Federal, state, local or other taxes owed or owing by such Subsidiary Guarantor, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities) or (4) any Indebtedness, Guarantee or obligation of such Subsidiary Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of such Subsidiary Guarantor, including any Subsidiary Guarantor Senior Subordinated Indebtedness and Subsidiary Guarantor Subordinated Obligations of such Subsidiary Guarantor.

         "Subsidiary Guarantor Senior Subordinated Indebtedness" means with respect to a Subsidiary Guarantor, the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty and any other Indebtedness of such Subsidiary Guarantor that specifically provides that such Indebtedness is to rank pari passu in right of payment with the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Subsidiary Guarantor which is not Subsidiary Guarantor Senior Indebtedness of such Subsidiary Guarantor.

         "Subsidiary Guarantor Subordinated Obligation" means, with respect to a Subsidiary Guarantor, any indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter incurred) which is subordinate or junior in right of payment to the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty pursuant to a written agreement.

         "Subsidiary Guaranty" means the Guarantee of the Notes by a Subsidiary Guarantor.

         "Tantawan Joint Operating Agreement" means the Joint Operating Agreement dated as of March 3, 1995 among Thaipo, Thai Romo and Sophonpanich.

         "Temporary Cash Investments" means any of the following:

                    (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof,

                   (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has, or whose parent holding company has, outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor,

                  (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above,

                   (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group, and

                    (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

         "Thailand" means the Kingdom of Thailand.

         "Thaipo" means Thaipo Limited, a company organized under the laws of Thailand and a wholly owned subsidiary of Pogo Producing Company.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

         "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from Redemption Date to October 1, 2001; provided, however, that if the period from the Redemption Date to October 1, 2001 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of the United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to October 1, 2001 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

         "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

         "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

         "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.05. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

         "Volumetric Production Payments" means production payment obligations of the Company or any Subsidiary Guarantor or any of its Subsidiaries which are payable from a specified share of production from specific properties together with all undertakings and obligations in connection therewith.

         "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

         "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries provided, that, if such Restricted Subsidiary is required by the applicable laws of a foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction, such Restricted Subsidiary shall be deemed a Wholly Owned Subsidiary so long as the Company or another Restricted Subsidiary owns the remaining Capital Stock or ownership interest in such Restricted Subsidiary and, by contract or otherwise, controls the management and business of such Restricted Subsidiary and derives the economic benefits of ownership of such restricted Subsidiary to substantially the same extent as if such Restricted Subsidiary were a wholly owned Subsidiary.

         SECTION 1.02.  Other Definitions.

                                                  Defined in
                      Term                          Section
                      ----                        ----------
                 "Affiliate Transaction"            4.08(a)
                 "Bankruptcy Law"                   6.01
                 "Blockage Notice"                  10.03
                 "Covenant Defeasance Option"       8.01(b)
                 "Custodian"                        6.01
                 "defeasance trust"                 8.01
                 "Event of Default"                 6.01
                 "Legal Defeasance Option"          8.01(b)
                 "Legal Holiday"                    13.08
                 "Obligations"                      11.01
                 "Offer"                            4.07(b)
                 "Offer Amount"                     4.07(c)(2)
                 "Offer Period"                     4.07(c)(2)
                 "Pay its Subsidiary Guaranty"      12.03
                 "Pay the Notes"                    10.03
                 "Paying Agent"                     2.03
                 "Payment Blockage Period"          10.03
                 "Purchase Date"                    4.07(c)(1)
                 "Registrar"                        2.03
                 "Successor Company"                5.01(a)

         SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:


         "indenture securities" means the Notes;

         "indenture security holder" means a Noteholders;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

         SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

         (1) a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3) "or" is not exclusive;

         (4) "including" means including without limitation;

         (5) words in the singular include the plural and words in the plural include the singular;

         (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

         (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall not be deemed to be the Incurrence of Indebtedness pursuant to Section 4.03;

         (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

         (9) all references to the date the Notes were originally issued shall refer to the date the Initial Notes were originally issued; and

         (10) unless otherwise indicated, section references are to the applicable section in this Indenture.


                                   ARTICLE II

                                   The Notes


         SECTION 2.01. Form and Dating. The Notes will be issued in fully registered form, without coupons in denomination of $1,000 and any integral multiple of $1,000. Provisions relating to the Initial Notes, the Exchange Notes and the Private Exchange Notes are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix") which is hereby incorporated in and expressly made part of this Indenture. The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes, the Private Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

         SECTION 2.02. Execution and Authentication. Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form.

         If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

         A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall authenticate and deliver: (1) Initial Notes for original issue in an aggregate principal amount of $120,000,000 and (2) Exchange Notes or Private Exchange Notes for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Rights Agreement, for a like principal amount of Initial Notes, in each case upon a written order of the Company signed by two Officers of the Company. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Exchange Notes or Private Exchange Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $120,000,000 except as provided in
Section 2.07 of this Indenture.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

         SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

         The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section
7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

         The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes.

         SECTION 2.04. Payments On The Notes; Paying Agent To Hold Money in Trust. On the Issue Date, the Company shall purchase, or cause to be purchased, and pledge to the Trustee, or direct the Trustee to purchase, as security for the benefit of the Holders the Pledged Securities in such amounts and with maturities as will be sufficient, upon receipt of scheduled interest and principal payments of such securities to provide for payment in full of the first four scheduled interest payments due on the Notes. The Trustee will hold the Pledged Securities in the Pledge Account. Pursuant to Section 4.17, immediately prior to each of the first four Interest Payment Dates, the Company may either deposit with the Trustee from funds otherwise available to the Company cash sufficient to pay the interest scheduled to be paid on such date or the Company may direct the Trustee to release a like amount of proceeds from the Pledge Account, including directing the Trustee to sell Pledged Securities to the extent necessary to make an interest payment when due. The Pledged Securities and Pledge Account will also secure the repayment of the principal amount and premium, if any, on the Notes. After the first four scheduled interest payments have been made the Company shall, prior to each due date of interest and, if applicable, principal on any Note, deposit with the Paying Agent a sum sufficient to pay such interest and, if applicable, principal when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

         SECTION 2.05. Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

         SECTION 2.06. Transfer and Exchange. The Notes shall be issued in fully registered form and shall be transferable only upon the surrender of the Notes being transferred for registration of transfer. Global Notes shall be issued, transferred, and exchanged in accordance with Sections 2.1, 2.3 and 2.4 of the Appendix. When a Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

         At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations (including an exchange of Initial Notes for Exchange Notes), of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes of the same series which the Holder making the exchange is entitle to receive; provided that (i) no exchanges of Notes for Exchange Notes shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission and (ii) any Notes that are exchanged for Exchange Notes shall be canceled by the Trustee.

         Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

         All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

         SECTION 2.07. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company.

         SECTION 2.08. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

         If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

         SECTION 2.09. Temporary Notes. Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes, in each case upon a written order of the Company signed by two Officers of the Company. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for the purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any or more temporary Notes, the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, one or more definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a holder of definitive Notes.

         SECTION 2.10. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer, exchange, payment or cancellation in accordance with its standard record retention and disposition policies in effect from time to time unless the Company directs the Trustee to deliver canceled Notes to the Company. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

         SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Notes, the Company shall pay defaulted interest (plus interest on such defaulted interest ("defaulted interest") to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Noteholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such defaulted interest as provided in this Section.

         SECTION 2.12. CUSIP/CINS Numbers. The Company in issuing the Notes may use "CUSIP" or "CINS" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" or "CINS" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                  ARTICLE III

                                   Redemption

         SECTION 3.01. General. (a) Except as set forth in this Section, the Notes will not be redeemable at the option of the Company prior to October 1, 2001. Thereafter, the Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon compliance with the requirement of this Article, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 1 of the years set forth below:

                                                                                                               Redemption
                 Period                                                                                           Price
                 ------                                                                                        -----------
                 2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  105.375%
                 2002 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102.6875%
                 2003 and thereafter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100%

         (b) At any time prior to October 1, 2001, the Notes may be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event more than 90 days after the occurrence of such Change of Control), at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

         (c) At any time and from time to time prior to October 1, 2000, the Company may redeem in the aggregate up to 35% of the original principal amount of the Notes with the proceeds of one or more Equity Offerings, at a redemption price (expressed as a percentage of principal amount) of 1103/4% plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Notes must remain outstanding after each such redemption.

         SECTION 3.02. Notices to Trustee. If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes it shall notify the Trustee in writing of the redemption date, the principal amount of Notes to be redeemed and the paragraph of the Notes pursuant to which the redemption will occur.

         The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

         SECTION 3.03. Selection of Notes To Be Redeemed. If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

         SECTION 3.04. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Notes, the Company shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder's registered address.

                 The notice shall identify the Notes to be redeemed and shall state:

                 (1) the redemption date;

                 (2) the redemption price;

                 (3) the name and address of the Paying Agent;

                 (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                 (5) if fewer than all the outstanding Notes are to be redeemed, the identification and portion of the principal amounts of the particular Notes to be redeemed;

                 (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                 (7) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed;

                 (8) the CUSIP or CINS number, if any, printed on the Notes being redeemed; and

                 (9) that no representation is made as to the correctness or accuracy of the CUSIP or CINS number, if any, listed in such notice or printed on the Notes.

                 At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

                 SECTION 3.05. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date; provided however that if the redemption date is after a regular record date and on or prior to an interest payment date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                 SECTION 3.06. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Company to the Trustee for cancellation.

                 SECTION 3.07. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder and issue in the name of the Holder (at the Company's expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered.


                                   ARTICLE IV

                                   Covenants

         SECTION 4.01. Payment of Notes. The Company shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this Indenture.

         The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         SECTION 4.02. Commission Reports. The Company shall file with the Trustee and provide Noteholders, within 15 days after it files them with the SEC, copies of its annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to and does file with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to provide the Trustee and Noteholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports within 15 days after the Company would have been required to file documents and reports under such Sections with the Commission. Upon qualification of this Indenture under the TIA, the Company also shall comply with the other provisions of TIA Section 314(a).

         SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not and shall not permit any of its Restricted Subsidiaries to Incur, directly or indirectly, any Indebtedness unless, on the date of such Incurrence and after giving effect thereto, (i) the Consolidated Coverage Ratio exceeds 1.75 to 1.00 for any period ending prior to or including the first anniversary of the Closing Date, 2.00 to 1.00 for any period thereafter ending prior to or including the second anniversary of the Closing Date, and 2.50 to 1.00 for any period thereafter and (ii) no Default or Event of Default would occur or be continuing.

         (b) Notwithstanding Section 4.03(a), the Company and its Restricted Subsidiaries may Incur any or all of the following Indebtedness:

                 (1) Indebtedness Incurred pursuant to the Revolving Credit Agreement (including, without limitation, any renewal, extension, refunding, restructuring, replacement or refinancing thereof referred to in clause (ii) of the definition thereof); provided, that, the aggregate principal amount of all Indebtedness Incurred pursuant to this Section 4.03(b)(1) does not exceed an amount equal to the sum of
         (x) $150 million and (y) 20% of Adjusted Consolidated Net Tangible Assets determined as of the date of the most recent quarterly consolidated financial statements of the Company and its Restricted Subsidiaries, less the amount of Net Available Cash applied to reduce Senior Indebtedness or Indebtedness pursuant to Section 4.03(b)(3);

                 (2) Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in an Oil and Gas Business or Incurred to Refinance any such purchase price or cost of construction or improvement, in each case Incurred no later than 365 days after the date of such acquisition or the date of completion of such construction or improvement; provided, however, that the principal amount of an Indebtedness Incurred pursuant to this
         Section 4.03(b)(2) shall not exceed $50 million at any time;

                 (3) Indebtedness (other than Indebtedness described in Sections 4.03(b)(1) and (2)) in a principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this Section 4.03(b)(3) and then outstanding, will not exceed $20 million (it being understood that any Indebtedness Incurred under this Section 4.03(b)(3) shall cease to be deemed Incurred or outstanding for purposes of this Section 4.03(b)(3) but shall be deemed to be Incurred for purposes of Section 4.03(a)) from and after the first date on which the Company or its Restricted Subsidiaries could have Incurred such Indebtedness under the foregoing
         Section 4.03(b)(1) without reliance upon this Section 4.03(a);

                 (4) Indebtedness owed to and held by a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to another Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Company;

                 (5) the Notes;

                 (6) Indebtedness in respect of bid, performance or surety bonds issued or other reimbursement obligations for the account of the Company or any Restricted Subsidiary in the ordinary course of business, including letters of credit supporting such bid, performance, surety bonds or other reimbursement obligations (in each case other than an obligation for money borrowed);

                 (7) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (4), (5) or (6) of this Section 4.03(b));

                 (8) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to clause (5) or (7) of this Section 4.03(b) or this Section 4.03(b)(8); and

                 (9) Hedging Obligations consisting of (x) Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company pursuant to this Indenture and (y) commodity Hedging Agreements and Currency Agreements entered into for the purpose of hedging fluctuations in commodity prices or currency rates, respectively, and not for speculation.

         (c) Notwithstanding Section 4.03(a) Thai Romo or any other Restricted Subsidiary that owns an interest in any field or area but is not the operator of such hydrocarbon interest may incur Indebtedness consisting of obligations to reimburse the operator under the Operating Agreement or similar agreement in the case of such other Restricted Subsidiaries or the Joint Operating Agreement for Thai Romo's or such other Restricted Subsidiary's pro rata share of payments made by such operator in respect of Indebtedness incurred by such operator in connection with transactions under such agreements.

         (d) Notwithstanding the foregoing, neither the Company nor any Restricted Subsidiary shall Incur any Indebtedness pursuant to Section 4.03(b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company unless such

Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Subsidiary Guarantor shall Incur any Indebtedness under Section 4.03(b) above if the proceeds thereof are used, directly or indirectly, to Refinance any Subsidiary Guarantor Subordinated Obligation of such Subsidiary Guarantor unless such Indebtedness shall be subordinated to the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty to at least the same extent as such Subsidiary Guarantor Subordinated Obligation.

         (e) In addition, the Company shall not Incur any Secured Indebtedness which is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Notes equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien; provided that the Company may grant a lien on a specified account or investments which contain or consist solely of a portion of the proceeds received in connection with the issuance of Indebtedness (and investment earnings thereon) if the amounts on deposit in such account or such investments are to be used solely to make payments of principal or interest on such Indebtedness. No Subsidiary Guarantor shall Incur any Secured Indebtedness which is not Subsidiary Guarantor Senior Indebtedness unless contemporaneously therewith effective provision is made to secure such Subsidiary Guarantor's obligations under the Subsidiary Guaranty equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

         (f)  For purposes of determining compliance with this Section 4.03,
(i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described herein, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described herein.

         (g) Notwithstanding Section 4.03(a) or 4.03(b), the Company shall not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is contractually subordinated in right of payment to Senior Subordinated Indebtedness. No Subsidiary Guarantor shall Incur any Indebtedness if such Indebtedness is contractually subordinate or junior in ranking in any respect to any Guarantor Senior Indebtedness of such Subsidiary Guarantor unless such Indebtedness is Subsidiary Guarantor Senior Subordinated Indebtedness of such Subsidiary Guarantor or is contractually subordinated in right of payment to Subsidiary Guarantor Senior Subordinated Indebtedness of such Subsidiary Guarantor. Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured.

         SECTION 4.04. Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries. The Company shall not permit any Restricted Subsidiary to Incur, directly or indirectly, any Indebtedness or Preferred Stock except:

                 (a) Indebtedness or Preferred Stock issued to and held by the Company or a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness or Preferred Stock (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the issuance of such Indebtedness or Preferred Stock by the issuer thereof;

                 (b) Indebtedness or Preferred Stock of a Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness or Preferred Stock Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving effect thereto, the Company would have been able to Incur at least $1.00 of Indebtedness pursuant to Section 4.03(a) or (b);

                 (c) Indebtedness or Preferred Stock outstanding on the Issue Date (other than Indebtedness described in clause (a) or (b) of this Section 4.04); and

                 (d) Refinancing Indebtedness Incurred in respect of Indebtedness or Preferred Stock referred to in clause (b) or (c) of this Section 4.04 or this clause (d); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness or Preferred Stock of a Subsidiary described in clause
         (b) of this Section 4.04, such Refinancing Indebtedness shall be Incurred only by such Subsidiary.

         SECTION 4.05. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

                 (1) a Default shall have occurred and be continuing (or would result therefrom);

                 (2) the Company is not able to Incur an additional $1.00 of Indebtedness under Section 4.03(a); or

                 (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of:

                      (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Notes are originally issued to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                      (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees);

                      (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange);

                      (D) an amount equal to the sum of (i) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries, and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary; and

                      (E)     $15,000,000.

         (b)  The provisions of Section 4.05(a) shall not prohibit:

                    (i) any Restricted Payment made by exchange for, or out of the proceeds of the substantially concurrent sale of, or any acquisition of any Capital Stock of the Company made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of Section 4.05(a);

                   (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company or Indebtedness of the Company which is permitted to be Incurred pursuant to Section 4.03; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

                  (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with Section 4.05(a); provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments; or

                   (iv) the repurchase or other acquisition of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $1 million in any calendar year; provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments.

                 If the Company or any Restricted Subsidiary makes a Restricted Payment which, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of the Indenture, such Restricted Payment shall be deemed to have been made in compliance with the Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Net Income for any period.

         SECTION 4.06. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

                    (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, including the Revolving Credit Agreement;

                   (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

                  (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this Section 4.06 or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this Section 4.06 or this clause
         (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

                   (iv) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

                    (v) in the case of Section 4.06(c), restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

                   (vi) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

                  (vii) encumbrances or restrictions arising or existing by reason of applicable law.

         SECTION 4.07.  Limitation on Sales of Assets and Subsidiary Stock.
(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition, (ii) at least 80% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash, cash equivalents or forgiveness of debt and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness or Indebtedness (other than any Disqualified Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A) of this Section 4.07(a), to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) of this Section 4.07(a), to make an Offer to the holders of the Notes (and to holders of other Senior Subordinated Indebtedness designated by the Company) to purchase Notes (and such other Senior Subordinated Indebtedness) pursuant to and subject to the conditions of Section 4.07(b); in each case within one year from the later of the receipt of such Net Available Cash and the date the offer described in
Section 4.07(b) is consummated; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) of this Section 4.07(a), the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased except in the case of Clause
(A) of this Section 4.07(a) (to the extent the proceeds are applied to reduce borrowings under a working capital facility). Notwithstanding the foregoing provisions of this Section 4.07(a), the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this
Section 4.07(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this Section 4.07(a) exceeds $10 million (provided such amount shall be carried forward for purposes of determining whether such an offer is required with respect to Net Available Cash from any subsequent Asset Disposition). Pending application of Net Available Cash pursuant to this Section 4.07(a), such Net Available Cash shall be invested in Permitted Investments.

         For the purposes of this Section 4.07, the following are deemed to be cash or cash equivalents: (x) the assumption by the transferee of Senior Indebtedness of the Company or Indebtedness of any Restricted Subsidiary of the Company and the release of the Company or such Restricted Subsidiary from all liability on such Senior Indebtedness or Indebtedness (in which case the Company shall, without further action, be deemed to have applied such assumed Indebtedness in accordance with clause (A) of Section 4.07(a)) and (y) securities received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

         (b) In the event of an Asset Disposition that requires the purchase of the Notes (and other Senior Subordinated Indebtedness) pursuant to Section 4.07(a)(iii)(C), the Company shall be required to purchase Notes tendered pursuant to an offer by the Company for the Notes (and other Senior Subordinated Indebtedness) (the "Offer") at a purchase price of 100% of their principal amount (without premium) plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness) in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Section 4.07(c). If the aggregate purchase price of Notes (and any other Senior Subordinated Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase thereof, the Company may retain the remaining Net Available Cash as permitted by this Indenture for its general corporate purposes.

         (c) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Notes purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, and (iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Notes pursuant to the Offer, together with the information contained in clause (3).

         (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.07(a). On such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section 4.07. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Company shall deliver to the Trustee for cancellation the Notes or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Notes delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess funds to the Company immediately after the expiration of the Offer Period.

         (3) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. If at the expiration of the Offer Period the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

         (4) At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.07. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

         (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.07, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.07 by virtue thereof.

         SECTION 4.08. Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property, or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof (i) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate or in the event no comparable transaction with an unrelated third party who is not an Affiliate is available, on terms that are fair to the Company or such Restricted Subsidiary from a financial point of view, (ii) if such Affiliate Transaction involves an amount in excess of $1 million, (1) are set forth in writing and (2) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and (iii) if such Affiliate Transaction involves an amount in excess of $5 million, have been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

         (b) The provisions of Section 4.08(a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to Section 4.05, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business in accordance with customary practices in the Oil and Gas Business, but in any event not to exceed $1 million in the aggregate outstanding at any one time, (v) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, (vi) any Affiliate Transaction between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries, (vii) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company, (viii) indemnification agreements with, and the payment of fees and indemnities to, directors, officers and employees of the Company and its Restricted Subsidiaries, in each case on customary terms, (ix) transactions pursuant to agreements as in existence on the Issue Date and (x) any employment, noncompetition or confidentiality agreements entered into by the Company or any of its Restricted Subsidiaries with its employees in the ordinary course of business.

         SECTION 4.09. Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Company shall not sell or otherwise dispose of any Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock except (i) to the Company or a Wholly Owned Subsidiary and (ii) if, immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary or after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under the covenant described in Section 4.05 if made on the date of such issuance, sale or other disposition.

         SECTION 4.10. Change of Control. (a) Upon the occurrence of a Change of Control and provided that the Company has not exercised its option to redeem the Notes pursuant to Section 3.01(b), each Holder shall have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date), in accordance with the terms contemplated in Section 4.10(b).

         (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

                 (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

                 (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control);

                 (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                 (4) the instructions determined by the Company, consistent with this Section 4.10, that a Holder must follow in order to have its Notes purchased.

         (c) Holders electing to have a Note purchased will be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased.

         (d) On the purchase date, all Notes purchased by the Company under this Section 4.10 shall be delivered by the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

         (e) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer at the same purchase price, at the same times and otherwise in substantial compliance with the requirements applicable to a Change of Control offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
Section 4.10. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

         SECTION 4.11. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

         SECTION 4.12. Restrictions with Respect to B8/32 Partners. Neither the Company nor any of its Restricted Subsidiaries will vote any shares or other equity interests in B8/32 Partners owned or controlled by it in favor of, or otherwise consent to, any action by or on behalf of B8/32 Partners which action would not be permitted to be undertaken by a Restricted Subsidiary pursuant to the terms and conditions of this Indenture.

         SECTION 4.13. Future Guarantors. The Company shall cause each Restricted Subsidiary (excluding Thai Tex but including each Restricted Subsidiary created or acquired following the Issue Date) to Guarantee the Notes pursuant to a Subsidiary Guaranty, as provided in Section 11.07.

         SECTION 4.14. Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         SECTION 4.15.  Corporate Existence.  Subject to Article 5 and Section
11.03 hereof, the Company and the Subsidiary Guarantors shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of the Restricted Subsidiaries, in accordance with the respective organizations documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and the Restricted Subsidiaries; provided, however, that the Company and Subsidiary shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

         SECTION 4.16. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

         SECTION 4.17. Deposit and Pledge of Pledged Securities for Certain Payments. (a) Upon the issuance of the Notes under this Indenture, the Company will deposit or cause to be deposited with the Trustee irrevocably, or direct the Trustee to purchase, Pledged Securities, the scheduled interesst and principal payments on which will be in amounts and with maturities sufficient to pay and discharge the amounts due for the first four scheduled interest payments on the Notes. The cash available upon interest payments on and maturities of the Pledged Securities shall be available in the Pledge Account to pay each of the first four interest payments not later than the Business Day prior to each such Interest Payment Date. The Company hereby assigns and pledges to the Trustee for the equal and ratable benefit of the Holders, and hereby grants to the Trustee, for the equal and ratable benefit of the Holders, a security interest in, all of the Company's right, title and interest in the Pledged Securities and to all property (including, but not limited to, cash, securities and bank deposits) in the Pledge Account within the Special Account described below. The provisions of Article X of this Indenture shall not be in effect with respect to the Pledged Securities so deposited pursuant to this
Section 4.17.

                 There is hereby created a trust account in the name of the Trustee (the "Special Account") in which the Pledged Securities so deposited pursuant to the first paragraph of this Section 4.17(a) shall be held. There are hereby created within the Special Account two sub-accounts: the Pledge Account and a sub-account designated as the "Company Account." All amounts held in the Pledge Account in excess of the amount of money required to pay interest on each Interest Payment Date through and including April 1, 1999 on the Notes shall be transferred into the Company Account as soon as is commercially practicable. The Pledged Securities (and any moneys related thereto) in each such sub-account shall not in any way be commingled with securities or funds in any other trust account maintained by the Trustee.

                 The Company may notify the Trustee after the Company has paid or caused to be paid any of the first four interest payments on the Notes (other than from amounts on deposit in the Pledge Account). The Trustee shall, upon receipt of such notice, release from the Pledge Account funds not in excess of the amount equal to the interest so paid by the Company, provided that sufficient trust amounts remain on deposit in the Pledge Account to pay the remaining interest on the Notes payable on each Interest Payment Date through and including April 1, 1999.

                 If the Company shall not have caused to be paid to the Paying Agent, for payment over to the Holders of the Notes, at least one Business Day prior to each Interest Payment Date occurring through and including April 1, 1999 sufficient money in immediately available legal tender funds for the interest payments then due and upon notice thereof from the Paying Agent to the Trustee, the Company hereby authorizes and directs the Trustee to, and the Trustee shall, withdraw the funds from the Pledge Account for the payment, when due, of the interest payments on the Notes due and deliver such funds to the Paying Agent for payment to the Holders, whereupon such funds shall be deemed to have been paid by the Company. If funds are not immediately available in the Pledge Account to pay interest on the Notes on the Business Day immediately preceding the applicable Interest Payment Date, the Trustee is hereby authorized to sell the Pledged Securities in amounts sufficient to generate such funds, and shall not be liable for any loss incurred in connection with such sales. Any amounts in the Pledge Account remaining after the payment of interest scheduled to be paid on April 1, 1999 shall be transferred to the Company Account; provided, however, that if there occurs, on or prior to April 1, 1999 an Event of Default, then any and all amounts deposited in the Pledge Account shall be allocable to the payment of principal of (and premium, if any, on) the Notes outstanding at the time of such occurrence.

                 (b) Any moneys held by the Trustee pursuant to paragraph (a) of this Section 4.17 shall be invested or reinvested by the Trustee, to the extent permitted by law, at the oral request of an Officer of the Company acting on behalf of the Company to be followed by written confirmation of such request, in U.S. Government Obligations. The Trustee need not make any such investments unless so requested by the Company.

                 The Trustee may invest or reinvest in any and all such U.S. Government Obligations through its own bond department or the bond department of any bank or trust company under common control with the Trustee. Such investment in U.S. Government Obligations shall be held in an account maintained by Harris Trust and Savings Bank in the name of the Trustee.

                 The Trustee shall pay over to the Company from time to time at the oral request of an Officer of the Company acting on behalf of the Company to be followed by written confirmation of such request any and all funds deposited in the Company Account. Other than following an acceleration of the Notes pursuant to Section 6.02 hereof, the Trustee shall not have any right to withdraw funds from the Company Account to pay any amount due on the Notes or to the Trustee or for any other purpose except as provided in the immediately preceding sentence.

                 (c) So long as any Pledged Securities (including any moneys related thereto) remain in the Pledge Account, the Company shall comply with TIA Section 314(d). Any certificate or opinion delivered in compliance with TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent person.


                                   ARTICLE V

                               Successor Company


         SECTION 5.01. When Company May Merge or Transfer Assets. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless:

                    (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;

                   (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

                  (iii) immediately after giving effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a);

                   (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction; and

                    (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

         The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Notes.

         Notwithstanding the foregoing clauses (i) and (ii) of this Section 5.01(a), (1) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (2) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

         (b) The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or series of transactions, all or substantially all of its assets to the Company or another Subsidiary Guarantor or to a Person other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Guarantor) unless: (i) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America (provided that any entity that is organized under the laws of Thailand may be merged with or into Thai Romo), or any State hereof or the District of Columbia, and such Person shall expressly assume, by an amendment to this Indenture, in a form acceptable to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty; (ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and (iii) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such amendment to this Indenture, if any, complies with this Indenture.

                                   ARTICLE VI

                             Defaults and Remedies


         SECTION 6.01.  Events of Default.  An "Event of Default" occurs if:

                 (1) the Company (i) defaults in any payment of interest on the Notes through the first four scheduled interest payment dates when the same becomes due and payable, whether or not such payment shall be prohibited by Article 10, or (ii) defaults in any payment of interest after the first four scheduled interest payment dates on any Note when the same becomes due and payable, whether or not such payment shall be prohibited by Article 10, and such default continues for a period of 30 days;

                 (2) the Company (i) defaults in the payment of the principal of any Note when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment shall be prohibited by Article 10;

                 (3)  the Company fails to comply with Section 5.01;

                 (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 or 4.12 (other than a failure to purchase Notes when required under Section 4.07 or 4.10) and such failure continues for 30 days after the notice specified below;

                 (5) the Company fails to comply with any of its agreements in the Notes or this Indenture (other than those referred to in Section 6.1(1), (2), (3) or (4)) and such failure continues for 60 days after the notice specified below;

                 (6) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10 million, or its foreign currency equivalent at the time;


                 (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                      (A) commences a voluntary case;

                      (B) consents to the entry of an order for relief against
                 it in an involuntary case;

                      (C) consents to the appointment of a Custodian of it or
                 for any substantial part of its property; or

                      (D) makes a general assignment for the benefit of its
                 creditors; or takes any comparable action under any foreign laws relating to insolvency;

                 (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                      (A) is for relief against the Company or any Significant
                 Subsidiary in an involuntary case;

                      (B) appoints a Custodian of the Company or any
                 Significant Subsidiary or for any substantial part of its property; or

                      (C) orders the winding up or liquidation of the Company
                 or any Significant Subsidiary;

         or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

                 (9) any judgment or decree for the payment of money in excess of $10 million or its foreign currency equivalent at the time is entered against the Company or any Significant Subsidiary, remains outstanding for a period of 60 days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed within 10 days after the notice specified below;

                 (10) any Subsidiary Guaranty by a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of this Indenture) or a Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under this Indenture and such default continues for 10 days; or

                 (11) the Trustee shall cease to have a valid and enforceable first priority Lien in the Pledged Securities.

         The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         Notwithstanding the foregoing, Default under clauses (4), (5), or (9) is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Notes notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

         The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

         SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs and is continuing, the principal of and interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders. The Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may rescind an acceleration with respect to the Notes and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Notes then outstanding by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Note or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Noteholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

         SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Noteholder or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

         SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Noteholder may pursue any remedy with respect to this Indenture or the Notes unless:

                 (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                 (2) the Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;

                 (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                 (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                 (5) the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

         A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

         SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

         SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the

Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

         SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

         FIRST:  to the Trustee for amounts due under Section 7.07;

         SECOND: to holders of Senior Indebtedness of the Company to the extent required by Article 10;

         THIRD: to Noteholders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

         FOURTH:  to the Company.

         The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

         SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes.

         SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VII

                                    Trustee

         SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         (b)  Except during the continuance of an Event of Default:

                 (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                 (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                 (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                 (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

         (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

         (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by this Indenture or by law.

         (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

         SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

         (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holder of Notes unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of this Indenture.

         SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

         SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders.

         SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Noteholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA
Section  313(b).

         A copy of each report at the time of its mailing to Noteholders shall be filed with the Commission and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

         SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

         To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

         The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a

Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

         SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

         (1) the Trustee fails to comply with Section 7.10;

         (2) the Trustee is adjudged bankrupt or insolvent;

         (3) a receiver or other public officer takes charge of the Trustee or its property; or

         (4) the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

         SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

         In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

         SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee or the bank holding company of which the Trustee is a wholly-owned subsidiary shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

         SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.


                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

         SECTION 8.01.  Discharge of Liability on Notes; Defeasance.  (a)  When
(i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon to maturity or such redemption date (other than Notes replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

         (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all its obligations under the Notes and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 5.01(a)(iii) and (iv) and
the operation of Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8) and

6.01(9) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) and the limitations contained in Sections 5.01(a)(iii) and (iv) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

         If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of
Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) or because of the failure of the Company to comply with Section 5.01(a)(iii) or
(iv). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to its Subsidiary Guaranty.

         Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

         (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and
in this Article 8 shall survive until the Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

         SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                 (1) the Company irrevocably deposits in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Notes to maturity or redemption, as the case may be;

                 (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

                 (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

                 (4) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article 10;

                 (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                 (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

                 (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred; and

                 (8) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with.

         Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

         SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes. Money and securities so held in trust are not subject to Article 10.

         SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

         Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Company for payment as general creditors.

         SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

         SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE IX

                                   Amendments

         SECTION 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Notes without notice to or consent of any Noteholder:

                 (1)  to cure any ambiguity, omission, defect or inconsistency;

                 (2) to provide for the assumption by a successor corporation of the obligations of the Company under Article 5;

                 (3) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of
         Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

                 (4) to make any change in Article 10 that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives therefor) under Article 10;

                 (5) to add further Guarantees with respect to the Notes, including any Subsidiary Guaranties, or to further secure the Notes;

                 (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                 (7) to comply with any requirements of the Commission in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

                 (8) to make any change that does not adversely affect the rights of any Noteholder.

         An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change.

         After an amendment under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         SECTION 9.02. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note affected thereby, an amendment may not:

                 (1) reduce the amount of Notes whose Holders must consent to an amendment;

                 (2) reduce the rate of or extend the time for payment of interest on any Note;

                 (3) reduce the principal of or extend the Stated Maturity of any Note;

                 (4) reduce the premium payable upon the redemption of any Note or change the time at which any Note may or shall be redeemed in accordance with Article 3;

                 (5) make any Note payable in money other than that stated in the Note;

                 (6) impair the right of any Holder of the Notes to receive payment of principal of an interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

                 (7)  make any change in Section 6.04 or 6.07 or this Section;

                 (8) make any change in any Subsidiary Guaranty or modify or amend Sections 6.01(10) or Article 11, or any other provisions in this Indenture relating to Subsidiary Guarantors that would adversely affect the Noteholders; or

                 (9) release any of the Pledged Securities from the Lien arising under Section 4.18(a).

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         An amendment under this Section may not make any change that materially adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

         After an amendment under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.

         SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Noteholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

         SECTION 9.05. Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

         SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect





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the rights, duties, liabilities or immunities of the Trustee.  If it does, the
Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

         SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE X

                                 Subordination

         SECTION 10.01. Agreement To Subordinate. The Company agrees, and each Noteholder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is unsecured (other than with respect to amounts on deposit in the Pledge Account) and subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment of all Senior Indebtedness of the Company or all Subsidiary Guarantor Senior Indebtedness of the relevant Subsidiary Guarantor, as the case may be, whether outstanding on the Issue Date or thereafter incurred, including the obligations of the Company and the Subsidiary Guarantors under the Revolving Credit Agreement, and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Notes and each Subsidiary Guarantor shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and Subsidiary Guarantor Senior Subordinated Indebtedness of the relevant Subsidiary Guarantor as the case may be, and only Indebtedness of the Company or a Subsidiary Guarantor which is Senior Indebtedness or Subsidiary Guarantor Senior Indebtedness, as the case may be, shall rank senior to the Notes and the relevant Subsidiary Guaranty in accordance with the provisions set forth herein. All provisions of this Article 10 shall be subject to
Section 10.12.

         SECTION 10.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets or of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

                 (1) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full of such Senior Indebtedness before Noteholders shall be entitled to receive any payment with respect to the Notes;





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
                 (2) until such Senior Indebtedness is paid in full, any payment or distribution to which Noteholders would be entitled but for this Article 10 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Noteholders may receive shares of stock and any debt securities that are subordinated to such Senior Indebtedness to at least the same extent as the Notes; and

                 (3) holders of indebtedness of the Company's Subsidiaries, including trade creditors, secured creditors and creditors holding indebtedness and guarantees issued by such subsidiaries, and preferred stockholders (if any) of such Subsidiaries shall be entitled to receive payment in full of such indebtedness (whether or not such indebtedness constitutes Senior Indebtedness) before creditors of the Company, including Holders of the Notes, shall be entitled to receive any payment of assets or earnings of the Company.

         SECTION 10.03. Default on Senior Indebtedness. The Company may not pay the principal of, premium (if any) or interest on the Notes or make any deposit pursuant to Section 8.01 and may not repurchase, redeem or (except for Notes delivered to the Trustee pursuant to the second sentence of paragraph 6 of the Notes) otherwise retire any Notes (collectively, "pay the Notes") if (i) any Designated Senior Indebtedness is not paid when due or (ii) any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Designated Senior Indebtedness has been paid in full; provided, however, that the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of such Designated Senior Indebtedness. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing or
(iii) because such Designated Senior Indebtedness has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the Notes after termination of such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided, however, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness (other than the Bank Indebtedness),





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
the Representative of the Bank Indebtedness may give another Blockage Notice within such period; provided further, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360-consecutive-day period. For purposes of this Section, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days. In the event that, notwithstanding the foregoing, the Company makes any payment or distribution to the Trustee or the Holder of any Note prohibited by the subordination provisions of this Article, then such payment or distribution will be required to be paid over and delivered forthwith to the holder (or their Representative) of Designated Senior Debt.

         SECTION 10.04. Acceleration of Payment of Notes. If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of the acceleration. The Company may not pay the Notes until five Business Days after the Holders or the Representatives of the Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes in accordance with this Article X.

         SECTION 10.05. When Distribution Must Be Paid Over. If a distribution is made to Noteholders that because of this Article 10 should not have been made to them, the Noteholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

         SECTION 10.06. Subrogation. After all Senior Indebtedness of the Company is paid in full and until the Notes are paid in full, Noteholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article 10 to holders of such Senior Indebtedness which otherwise would have been made to Noteholders is not, as between the Company and Noteholders, a payment by the Company on such Senior Indebtedness.

         SECTION 10.07. Relative Rights. This Article 10 defines the relative rights of Noteholders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

                 (1) impair, as between the Company and Noteholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; or

                 (2) prevent the Trustee or any Noteholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Noteholders.





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         SECTION 10.08.  Subordination May Not Be Impaired by Company.  No
right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture. The provisions of this Article 10 are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt.

         SECTION 10.09.  Rights of Trustee and Paying Agent.  Notwithstanding
Section 10.03, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice as specified in the following sentence to it that payments may not be made under this Article 10. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; provided, however, that, if an issue of Senior Indebtedness of the Company has a Representative, only the Representative, or in the case of the Revolving Credit Agreement, either the agent or Banks holding 662/3% of the Commitments or the amounts outstanding thereunder may give the notice.

         The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

         SECTION 10.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative (if any).

         SECTION 10.11. Article 10 Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Notes by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Noteholders or the Trustee to accelerate the maturity of the Notes.

         SECTION 10.12. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article 10, and none of the Noteholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.





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
         SECTION 10.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 10, the Trustee and the Noteholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section
10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Noteholders or (iii) upon the Representatives for the holders of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

         SECTION 10.14. Trustee To Effectuate Subordination. Each Noteholder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Noteholders and the holders of Senior Indebtedness of the Company as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 at least 30 days before the expiration of the time to file such claim, a Representative or each lender under, or holder of, Senior Debt is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

         SECTION 10.15. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Noteholder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

         SECTION 10.16. No Waiver of Subordination Provisions. Without in any way limiting the generality of Section 10.08, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the Holders to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or





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
extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; and (d) exercise or refrain from exercising any rights against the Company, any Subsidiary Guarantor and any other Person.


                                   ARTICLE XI

                             Subsidiary Guaranties

         SECTION 11.01. Guaranties. Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, on an unsecured, senior subordinated basis, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Notes, including the obligation to repurchase Notes under Section 4.10, and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Notes (all the foregoing being hereinafter collectively called the "Obligations"). Each Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 11 notwithstanding any extension or renewal of any Obligation.

         Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Notes or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or
(f) any change in the ownership of such Subsidiary Guarantor.

         Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

         Each Subsidiary Guaranty is, to the extent and in the manner set forth in Article 12, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Subsidiary Guarantor Senior Indebtedness of the





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
Subsidiary Guarantor giving such Subsidiary Guaranty and each Subsidiary Guaranty is made subject to such provisions of this Indenture.

         Except as expressly set forth in Sections 8.01(b), 11.02 and 11.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

         Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

         In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

         Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor's Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

         Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guaranty shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Consolidated Net Assets of each Subsidiary Guarantor.





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
         Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

         SECTION 11.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under the Revolving Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guaranty or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty not constituting a fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally under federal, state or Thai law.

         SECTION 11.03. Successors and Assigns. This Article 11 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

         SECTION 11.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

         SECTION 11.05. Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

         SECTION 11.06. Release of Subsidiary Guarantor. Upon the sale (including any sale pursuant to any exercise of remedies by a holder of Senior Indebtedness) or other disposition (including by way of consolidation or merger or otherwise) of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor (in each case other than to the Company or an Affiliate of the Company and whether or not an Affiliate of the Subsidiary Guarantor) in compliance with this Indenture (including the provisions of Section 4.07), such Subsidiary Guarantor shall be deemed released from all





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
obligations under this Indenture without any further action required on the part of the Trustee or any Holder and its Subsidiary Guaranty and such Subsidiary Guaranty shall terminate; provided, however, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under the Revolving Credit Agreement and all of its Guarantees of, and under all of its pledges of assets or other security interests which secure, any other Indebtedness of the Company shall also terminate upon such release, sale or transfer. At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

         SECTION 11.07. Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder who has not paid its proportionate share of such payment. Each Subsidiary Guarantor's right of contribution shall be subject to the terms and conditions of Section 11.08. The provisions of this Section 11.07 shall in no respect limit the Obligations and liabilities of any Subsidiary Guarantor to the Trustee and the Noteholders and each Subsidiary Guarantor shall remain liable to the Trustee and the Noteholders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

         SECTION 11.08. No Subrogation. Notwithstanding any payment or payments made by any of the Subsidiary Guarantors hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Noteholders against the Company or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Noteholder for the payment of the Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor in respect of payments made such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Noteholders by the Company and all obligations to which the Obligations are subordinated as provided in Article 12 on account of the Obligations and all obligations to which the Obligations are subordinated as provided in Article 12 are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the obligations and all obligations to which the Obligations are subordinated as provided in Article 12 shall not have been paid in full, such amount shall be held by from other funds of such Subsidiary Guarantor in trust for the Trustee and the Noteholders and the holders of such other obligations as specified in Article 12, segregated from other funds of such Subsidiary Guarantor to the Trustee, if require), to be applied against the Obligations and all obligations to which the Obligations are subordinated as provided in Article 12.

         SECTION 11.09. Additional Subsidiary Guarantors. Concurrently with the creation or acquisition by the Company of any Subsidiary (other than an Unrestricted Subsidiary), the Company, such Subsidiary and the Trustee shall execute and deliver a supplement to this Indenture providing that such Subsidiary will be a Subsidiary Guarantor hereunder. Each such supplement shall be in a form reasonably satisfactory to the Trustee.

                                  ARTICLE XII

                     Subordination of Subsidiary Guarantees

         SECTION 12.01. Agreement To Subordinate. Each Subsidiary Guarantor agrees, and each Noteholder by accepting a Note agrees, that the Obligations of such Subsidiary Guarantor are subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment of all Senior Indebtedness of such Subsidiary Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Obligations of a Subsidiary Guarantor shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of such Subsidiary Guarantor and only Senior Indebtedness of such Subsidiary Guarantor (including such Subsidiary Guarantor's Guarantee of Senior Indebtedness of the Company) shall rank senior to the Obligations of such Subsidiary Guarantor in accordance with the provisions set forth herein.

         SECTION 12.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of any Subsidiary Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Subsidiary Guarantor or its property:

         (1) holders of Senior Indebtedness of such Subsidiary Guarantor shall be entitled to receive payment in full of such Senior Indebtedness in cash or cash equivalents before Noteholders shall be entitled to receive any payment pursuant to any Obligations of such Subsidiary Guarantor; and

         (2) until the Senior Indebtedness of any Subsidiary Guarantor is paid in full in cash or cash equivalents, any payment or distribution to which Noteholders would be entitled but for this Article 12 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Noteholders may receive shares of stock and any debt securities of such Subsidiary Guarantor that are subordinated to Senior Indebtedness, and to any debt securities received by holders of Senior Indebtedness, of such Subsidiary Guarantor to at least the same extent as the Obligations of such Subsidiary Guarantor are subordinated to Senior Indebtedness of such Subsidiary Guarantor.

         SECTION 12.03. Default on Senior Indebtedness of Subsidiary Guarantor. No Subsidiary Guarantor may make any payment pursuant to any of its Obligations or repurchase, redeem or otherwise retire or defease any Notes or other Obligations (collectively, "pay its Subsidiary Guaranty") if (i) any Designated Senior Indebtedness of the Company is not paid when due or (ii) any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Designated Senior Indebtedness has been paid in full; provided, however, that any Subsidiary Guarantor may pay its Subsidiary Guaranty without regard to the foregoing if such Subsidiary Guarantor and the Trustee receive written notice approving such payment from the Representatives of the Designated Senior

Indebtedness. No Subsidiary Guarantor may pay its Subsidiary Guaranty during the continuance of any Payment Blockage Period after receipt by the Company and the Trustee of a Payment Notice under Section 10.03. Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of Designated Senior Indebtedness giving such Payment Notice or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, any Subsidiary Guarantor may resume payments pursuant to its Subsidiary Guaranty after termination of such Payment Blockage Period.

         SECTION 12.04. Demand for Payment. If a demand for payment is made on a Subsidiary Guarantor pursuant to Article 11, the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of such demand.

         SECTION 12.05. When Distribution Must Be Paid Over. If a distribution is made to Noteholders that because of this Article 12 should not have been made to them, the Noteholders who receive the distribution shall hold it in trust for holders of the relevant Senior Indebtedness and pay it over to them or their Representatives as their interests may appear.

         SECTION 12.06. Subrogation. After all Senior Indebtedness of a Subsidiary Guarantor is paid in full and until the Notes are paid in full, Noteholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article 12 to holders of such Senior Indebtedness which otherwise would have been made to Noteholders is not, as between the relevant Subsidiary Guarantor and Noteholders, a payment by such Subsidiary Guarantor on such Senior Indebtedness.

         SECTION 12.07. Relative Rights. This Article 12 defines the relative rights of Noteholders and holders of Senior Indebtedness of a Subsidiary Guarantor. Nothing in this Indenture shall:

                 (1) impair, as between a Subsidiary Guarantor and Noteholders, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, to pay the Obligations to the extent set forth in
         Article 11 or the relevant Subsidiary Guaranty; or

                 (2) prevent the Trustee or any Noteholder from exercising its available remedies upon a default by such Subsidiary Guarantor under the Obligations, subject to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor to receive distributions otherwise payable to Noteholders.

         SECTION 12.08. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness of any Subsidiary Guarantor to enforce the subordination of the Obligations of such Subsidiary Guarantor shall be impaired by any act or failure to act by such Subsidiary Guarantor or by its failure to comply with this Indenture. The provisions of this Article 12 are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt.

         SECTION 12.09.  Rights of Trustee and Paying Agent.  Notwithstanding
Section 12.03, the Trustee or Paying Agent may continue to make payments on any Subsidiary Guaranty and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice as specified in the following sentence to it that payments may not be made under this Article 12. The Company, the relevant Subsidiary Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of any Subsidiary Guarantor may give the notice; provided, however, that, if an issue of Senior Indebtedness of any Subsidiary Guarantor has a Representative, only the Representative, or in the case of the Revolving Credit Agreement, either the agent or Banks holding 66 2/3% of the Commitments or the amounts outstanding thereunder may give the notice.

         The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not the Trustee.
The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article 12 with respect to any Senior Indebtedness of any Subsidiary Guarantor which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

         SECTION 12.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of any Subsidiary Guarantor, the distribution may be made and the notice given to their Representative (if any).

         SECTION 12.11. Article 12 Not To Prevent Defaults Under a Subsidiary Guaranty or Limit Right To Demand Payment. The failure to make a payment pursuant to a Subsidiary Guaranty by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a default under such Subsidiary Guaranty. Nothing in this Article 12 shall have any effect on the right of the Noteholders or the Trustee to make a demand for payment on any Subsidiary Guarantor pursuant to Article 11 or the relevant Subsidiary Guaranty.

         SECTION 12.12. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 12, the Trustee and the Noteholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section
12.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Noteholders or (iii) upon the Representatives for the holders of any Subsidiary Guarantor Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other indebtedness of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of any Subsidiary Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such

Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Subsidiary Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and
7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

         SECTION 12.13. Trustee To Effectuate Subordination. Each Noteholder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Noteholders and the holders of any Subsidiary Guarantor Senior Indebtedness as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 6.09 at least 30 days before the expiration of the time to file such claim, a Representative or each lender under, or holder of, Senior Debt is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

         SECTION 12.14. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Noteholder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of any Subsidiary Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

         SECTION 12.15. No Waiver of Subordination Provisions. Without in any way limiting the generality of Section 10.07, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article 12 or the obligations hereunder of the Holders to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; and (d) exercise or refrain from exercising any rights against the Company, and Subsidiary Guarantor and any other Person.

                                  ARTICLE XIII

                                 Miscellaneous

         SECTION 13.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

         SECTION 13.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                      if to the Company or any Subsidiary Guarantor:

                              Rutherford-Moran Oil Corporation
                              5 Greenway Plaza, Suite 220
                              Houston, TX  77046
                              (713) 622-5555
                              Attention of:  David Chavenson

                      if to the Trustee:

                              Bank of Montreal Trust Company
                              88 Pine Street, 19th Floor
                              New York, NY  10005
                              (212) 701-7650
                              Attention of:  Corporate Trust Department


The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Noteholder shall be mailed to the Noteholder at the Noteholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 13.03. Communication by Holders with Other Holders. Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         SECTION 13.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                 (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 13.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                 (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

         SECTION 13.06. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

         SECTION 13.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

         SECTION 13.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

         SECTION 13.09. Governing Law. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         SECTION 13.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

         SECTION 13.11. Successors. All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 13.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         SECTION 13.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                       RUTHERFORD-MORAN OIL CORPORATION


                                       By:   /s/ [ILLEGIBLE]
                                           ------------------------------------
                                           Name:
                                           Title:


                                       RUTHERFORD-MORAN EXPLORATION
                                         COMPANY


                                       By:   /s/ [ILLEGIBLE]
                                           ------------------------------------
                                           Name:
                                           Title:


                                       THAI ROMO HOLDINGS, INC.


                                       By:   /s/ [ILLEGIBLE]
                                           ------------------------------------
                                           Name:
                                           Title:


                                       THAI ROMO LIMITED


                                       By:   /s/ [ILLEGIBLE]
                                           ------------------------------------
                                           Name:
                                           Title:


                                       BANK OF MONTREAL TRUST COMPANY


                                       By:   /s/ AMY ROBERTS
                                           ------------------------------------
                                           Name:   Amy Roberts
                                           Title:  Vice President

                                                 RULE 144A/REGULATION S APPENDIX


          FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO
   RULE 144A AND TO CERTAIN PERSONS IN OFFSHORE TRANSACTIONS IN RELIANCE ON
                                 REGULATION S.

                      PROVISIONS RELATING TO INITIAL NOTES
                   EXCHANGE NOTES AND PRIVATE EXCHANGE NOTES

                 1.   Definitions

                 1.1  Definitions.

                 For the purposes of this Appendix the following terms shall have the meanings indicated below:

                      "Depositary" or "DTC" means The Depository Trust Company, its nominees and their respective successors.

                      "Exchange Notes" means the Senior Subordinated Notes Due 2004 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement.

                      "Initial Purchasers" means Credit Suisse First Boston Corporation, NationsBanc Capital Markets, Inc., Bear, Stearns & Co. Inc. and Chase Securities Inc.

                      "Initial Notes" means the Senior Subordinated Notes Due 2004, issued under this Indenture on or about the date hereof.

                      "Notes" means the Initial Notes, the Exchange Notes and the Private Exchange Notes, treated as a single class.

                      "Notes Custodian" means the custodian with respect to a Global Note (as appointed by DTC), or any successor person thereto and shall initially be the Trustee.

                      "Private Exchange" means the offer by the Company, pursuant to the Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Notes held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Notes.

                      "Private Exchange Notes" means the 10% Senior Subordinated Notes Due 2004 to be issued pursuant to this Indenture to the Initial Purchasers in a Private Exchange.

                      "Purchase Agreement" means the Purchase Agreement dated September 24, 1997, between the Company, the Subsidiary Guarantors and the Initial Purchasers.

                      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                      "Registered Exchange Offer", means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

                      "Registration Rights Agreement" means the Registration Rights Agreement dated September 29, 1997, among the Company, the Subsidiary Guarantors and the Initial Purchasers.

                      "Securities Act" means the Securities Act of 1933, as amended.

                      "Shelf Registration Statement" means the registration statement issued by the Company, in connection with the offer and sale of Initial Notes, Exchange Notes or Private Exchange Notes, pursuant to the Registration Rights Agreement.

                      "Transfer Restricted Notes" means Notes that bear or are required to bear the legend set forth in Section 2.3(b) hereto.


                 1.2  Other Definitions.

                                                                                              Defined in
         Term                                                                                  section:
         ----                                                                                  -------
"Participants"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2.1(b)
"Global Note" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2.1(a)
"Regulation S"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2.1(a)
"Rule 144A" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2.1(a)

                 2.       The Notes.

                 2.1      Form and Dating.

                 The Initial Notes are being offered and sold by the Company pursuant to the Purchase Agreement.

                 (a) Global Notes. Initial Notes offered and sold to a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") or in reliance on Regulation S under the Securities Act ("Regulation S"), in each case as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form without interest coupons with the global notes legend and restricted securities legend set forth in Exhibit 1 hereto (each, a "Global Note"), which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee, at its New York office, as custodian for DTC (or with such other custodian as DTC may direct), and registered in the name of DTC or a nominee of DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and DTC or its nominee as hereinafter provided.

                 (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of DTC.

                 The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of DTC for such Global Note or Global Notes or the nominee of DTC and (b) shall be delivered by the Trustee to DTC or pursuant to DTC's instructions or held by the Trustee as custodian for DTC.

                 Members of DTC, or accounts of institutions that have accounts with DTC or its nominee ("participants"), shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC or by the Trustee as the custodian of DTC or under such Global Note, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its participants, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

                 (c)      Certificated Notes.  Except as provided in Section
2.3 or 2.4, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of certificated Notes.

                 2.2      Authentication.

                 The Trustee shall authenticate and deliver: (1) Initial Notes for original issue in an aggregate principal amount of $120,000,000 and (2) Exchange Notes or Private Exchange Notes for issue only in a Registered Exchange Offer, or a Private Exchange, respectively, pursuant to the Registration Rights Agreement, for a like principal amount of Initial Notes, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Exchange Notes or Private Exchange Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $120,000,000 except as provided in Section 2.07 of this Indenture.

                 2.3      Transfer and Exchange.

                 (a)  Transfer and Exchange of Global Notes.

                        (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through DTC, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with DTC's procedures containing information regarding the participant account of DTC to be credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions instruct DTC to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

                      (ii ) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor to DTC or a nominee of such successor to DTC.

                      (iii) In the event that a Global Note is exchanged for Notes in definitive registered form pursuant to Section 2.06 or
         Section 2.09 of this Indenture, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

                          (b)     Legends.

                        (i)  Except as permitted by the following paragraphs
         (ii), (iii) and (iv), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

                          "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE

                          PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                          THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY
                          (i)(a) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (ii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (iii) TO THE COMPANY, IN EACH OF CASES (i) THROUGH (iii) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

                      (ii ) Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global
         Note) pursuant to Rule 144 under the Securities Act, in the case of any Transfer Restricted Note that is represented by a Global Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

                      (iii) After a transfer of any Initial Notes or Private Exchange Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to legends on such Initial Note or such Private Exchange Note will cease to apply, the requirements requiring any such Initial Note or such Private Exchange Note issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note or Private Exchange Note without legends will be available to the transferee of the Holder of such Initial Notes or Private Exchange Notes upon exchange of such transferring Holder's certificated Initial Note or Private Exchange Note or directions to transfer such Holder's interest in the Global Note, as applicable.

                      (iv ) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will cease to apply and certificated Initial Notes with the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated or global form will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

                        (v) Upon the consummation of a Private Exchange with respect to the Initial Notes pursuant to which Holders of such Initial Notes are offered Private Exchange Notes in exchange for their Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply, and Private Exchange Notes in global form with the Restricted Securities Legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such Private Exchange.

                 (c) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for certificated or Definitive Notes, redeemed, repurchased or canceled, such Global Note shall be returned to DTC for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated or definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global
Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

                 (d) Obligations with Respect to Transfers and Exchanges of Notes.

                        (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Notes and Global Notes at the Registrar's or co-registrar's request.

                      (ii ) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06,
         4.08 and 9.05 of this Indenture).

                      (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any certificated Note selected for redemption in whole or in part pursuant to Article III of this Indenture, except the unredeemed portion of any certificated Note being redeemed in part, or (b) any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Notes or 15 Business Days before an interest payment date.

                      (iv ) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                        (v) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

                          (e)     No obligation of the Trustee.

                        (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through DTC subject to the applicable rules and procedures of DTC.
         The Trustee may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

                      (ii ) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among DTC participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                 2.4      Certificated Notes.

                 (a) Notes transferred in certificated fully registered form are referred to herein as "Certificated Notes." Global Notes shall be exchangeable for corresponding Certificated Notes registered in the name of persons other than DTC or its nominee only if (A) DTC (i) notifies the Company that it is unwilling or unable to continue as Depositary for any of the Global Notes or (ii) at any time ceases to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing an Event of Default (as defined in this Indenture) with respect to the applicable Notes or
(C) the Company executes and delivers to the Trustee, an order that the Global Notes shall be so exchangeable. Any Certificated Notes will be issued only in fully registered form, and shall be issued without coupons in denominations of $1,000 and integral multiples thereof. Any Certificated Notes so issued will be registered in such names and in such denominations as DTC shall request.

                 (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by DTC to the Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of certificated Initial Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as DTC shall direct. Any certificated Initial Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.3(b), bear the restricted securities legend set forth in Exhibit 1 hereto.

                 (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including DTC participants and Persons that may hold interests through DTC participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                 (d) In the event of the occurrence of either of the events specified in Section 2.4(a), the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                                              to
                                                 RULE 144A/REGULATION S APPENDIX

                         [FORM OF FACE OF INITIAL NOTE]

                                                         CUSIP/CINS No.
                                                                       ---------
                        RUTHERFORD-MORAN OIL CORPORATION

                   10 3/4% SENIOR SUBORDINATED NOTES DUE 2004

No.                                                                   $
   -------                                                              --------




                             [Global Notes Legend]

                 UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                 TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                            [Rule 144A Notes Legend]

                 THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING





                                      E1-1

ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                 THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i)(a) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (ii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (iii) TO THE COMPANY, IN EACH OF CASES (i) THROUGH (iii) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

                 IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.


                 Rutherford-Moran Oil Corporation, a Delaware corporation, promises to pay to __________________, or registered assigns, the principal sum of ___________________ Dollars on October 1, 2004.

                 Interest Payment Dates:  April 1 and October 1.

                 Record Dates: March 15 and September 15.





                                      E1-2

                 Additional provisions of this Security are set forth on the other side of this Note.


Dated:                                 RUTHERFORD-MORAN OIL CORPORATION

                                       by
                                         --------------------------------------
                                         Name:
                                         Title:


                                       by
                                         --------------------------------------
                                         Name:
                                         Title:



TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

This is one of the Notes
referred to in the Indenture.


BANK OF MONTREAL TRUST COMPANY,

as Trustee,


by
  ------------------------------
  Authorized Signatory





                                      E1-3

                         [REVERSE SIDE OF INITIAL NOTE]

                   10 3/4% Senior Subordinated Note Due 2004


1.       Interest

         Rutherford-Moran Oil Corporation, a Delaware corporation (such corporation, and its successors and assigns under the indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above; provided, however, that [if (i) on or prior to 60 days after the Issue Date, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission; (ii) on or prior to 180 days after the original issuance of the Notes, neither the Exchange Offer is consummated nor the Shelf Registration Statement is declared effective; or (iii) after either the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions described in the Registration Rights Agreement) in connection with resales of Notes or Exchange Notes in accordance with and during the periods specified in the Registration Rights Agreement (each such event referred to in clause (i) through (iii), a "Registration Default"), additional interest will accrue on the Notes, in each case at the rate of 0.50% per annum from and including the date on which any such Registration Default shall occur until the earlier of (i) the date on which such Registration Default has been cured or (ii) the date on which all the Notes otherwise become freely transferable by holders other than affiliates of the Company without further registration under the Securities Act, calculated on the principal amount of the Notes.](1)

                 The Company will pay interest semiannually on October 1 and April 1 of each year, commencing April 1, 1998. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 29, 1997, interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       Method of Payment

         The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the March 15 or September 15 immediately preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Note (including principal, premium and interest) by





--------------------

(1) To be included in each Security prior to expiration of the obligations of the Company and the Subsidiary Guarantors under the Registration Rights Agreement.


                                      E1-4
mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.       Paying Agent and Registrar

         Initially, Bank of Montreal Trust Company, a New York corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Noteholder. The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar or transfer agent.

4.       Indenture

         The Company issued the Notes under an Indenture dated as of September 29, 1997 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company, the Subsidiary Guarantors named therein (the "Subsidiary Guarantors") and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of those terms.

         The Notes are unsecured senior subordinated obligations of the Company limited to $120 million aggregate principal amount (subject to Section 2.07 of the Indenture). This Note is one of the Initial Notes referred to in the Indenture. The Notes include the Initial Notes and any Exchange Notes and Private Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Rights Agreement. The Initial Notes, the Exchange Notes and Private Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and its Restricted Subsidiaries, the purchase or redemption of Capital Stock of the Company and Capital Stock of such Restricted Subsidiaries, certain purchases or redemptions of Subordinated Obligations, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, the issuance or sale of Capital Stock of Restricted Subsidiaries, the investments of the Company and its Restricted Subsidiaries and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

         To guarantee the due and punctual payment of the principal and interest, if any, on the Notes and all other amounts payable by the Company under the Indenture and the Notes when





                                      E1-5
and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Subsidiary Guarantors have, jointly and severally, unconditionally guaranteed such obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5.       Optional Redemption

         Except as set forth in this paragraph 5, the Notes will not be redeemable at the option of the Company prior to October 1, 2001. On and after such date, the Notes will be redeemable, at the Company's option, in whole or in part, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's registered address, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

         if redeemed during the 12-month period
         commencing on October 1 of the                                                                        Redemption
         years set forth below:                                                                                   Price
         -----------------------------------                                                                   ----------
         2001     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  105.375%

         2002     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102.6875%

         2003 and thereafter        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100%

       At any time or from time to time prior to October 1, 2000, the Company may redeem in the aggregate up to 35% of the original principal amount of the Notes with the proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of principal amount) of 1103/4%, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to each such redemption, at least 65% of the original aggregate principal amount of the Notes remain outstanding after each such redemption.

         At any time prior to October 1, 2001, the Notes may be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).





                                      E1-6

6.       Notice of Redemption

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7.       Put Provisions

         Upon a Change of Control and subject to the Company's right prior to October 1, 2001 to redeem the Notes pursuant to paragraph 5 of this Note, any Holder of Notes will have the right to cause the Company to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

8.       Subordination

         The Notes are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. The Company agrees, and each Noteholder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

9.       Denominations; Transfer; Exchange

         The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period beginning 15 days before a selection of Notes to be redeemed or beginning 15 days before an interest payment date.

10.      Persons Deemed Owners

         The registered holder of this Note may be treated as the owner of it for all purposes.





                                      E1-7

11.      Unclaimed Money

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.      Discharge and Defeasance

         Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

13.      Amendment, Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to make any change in Article X of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives therefor) so long as such change does not adversely affect such holders without their consent, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants for the benefit of the Holders or surrender rights and powers conferred on the Company, or to comply with any request of the Commission in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Noteholder, or to provide for the issuance of Exchange Notes or Private Exchange Notes.

14.      Defaults and Remedies

         Under the Indenture, Events of Default include (i) default in payment of interest on the Notes through the first four scheduled interest payment dates when the same becomes due and payable or default for 30 days in payment of interest on the Notes after the first four scheduled interest payment dates when the same becomes due and payable; (ii) default in payment of principal on the Notes at maturity, upon redemption pursuant to paragraph 5 of the Notes, upon required repurchase, upon declaration of acceleration or otherwise; (iii) failure by the Company to comply with Section 5.01 of the Indenture; (iv) failure by the Company to comply with other agreements in the Indenture or the Notes, in certain cases subject to notice and lapse of time; (v) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or its Significant Subsidiaries if





                                      E1-8
the amount accelerated (or so unpaid) exceeds $10.0 million, or its foreign currency equivalent; (vi) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; (vii) certain final, non-appealable judgments or decrees for the payment of money in excess of $10.0 million against the Company or any Significant Subsidiary that remains outstanding for 60 days and is not discharged, waived or stayed within 10 days after notice; and (viii) any Subsidiary Guaranty by a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under the Indenture, respectively, and such default continues for 10 days. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

         Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

15.      Trustee Dealings with the Company

         Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.      No Recourse Against Others

         A director, officer, employee or stockholder, as such, of the Company or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17.      Authentication

         This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.





                                      E1-9

18.      Abbreviations

         Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors
Act).

19.      CUSIP/CINS Numbers

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP/CINS numbers to be printed on the Notes and has directed the Trustee to use CUSIP/CINS numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.      Holders' Compliance with Registration Rights Agreement

         Each holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

21.      Governing Law

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         THE COMPANY WILL FURNISH TO ANY NOTEHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE NOTEHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS NOTE. REQUESTS MAY BE MADE TO: RUTHERFORD-MORAN OIL COMPANY, 5 GREENWAY PLAZA, SUITE 220, HOUSTON, TEXAS, 77046, ATTENTION: DAVID CHAVENSON.





                                     E1-10

                                ASSIGNMENT FORM
                  To assign this Note, fill in the form below:
                    I or we assign and transfer this Note to
             (Print or type assignee's name, address and zip code)
                 (Insert assignee's soc. sec. or tax I.D. No.)

         and irrevocably appoint __________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:                             Your Signature:
      -----------------                           -----------------------------
                                                  (Sign exactly as your name
                                                  appears on the other side of
                                                  this Note.)


Signature Guarantee:
                      ---------------------------------------------------------
                          (Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended)





                                     E1-11

                        [TO BE ATTACHED TO GLOBAL NOTES]

               SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE


         The following increases or decreases in this Global Note have been made:

                                                                                               Signature of
                                                                       Principal amount of     authorized
                  Amount of decrease in     Amount of increase         this Global Note        officer
 Date of          Principal Amount of       in Principal Amount of     following such          of Trustee or
 Exchange         this Global Note          this Global Note           decrease or increase    Notes Custodian





                                     E1-12

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.07 or 4.10 of the Indenture, check the box:

                                  ----------

         If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.07 or 4.10 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date:                             Your Signature:
      -----------------                           -----------------------------
                                                  (Sign exactly as your name
                                                  appears on the other side of
                                                  this Note.)


Signature Guarantee:
                      ---------------------------------------------------------
                          (Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended)





                                     E1-13

                                                                       EXHIBIT A

                         [FORM OF FACE OF EXCHANGE NOTE
                           OR PRIVATE EXCHANGE NOTE]

                       RUTHERFORD-MORAN OIL CORPORATION

No.                                                  Principal Amount $
    ---------                                                          ---------

                                                                       CUSIP NO.

                   10 3/4% Senior subordinated Note Due 2004

                             [Global Notes Legend]

                 UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                 TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

         Rutherford-Moran Oil Corporation, a Delaware corporation, promises to pay to _____________, or registered assigns, the principal sum of _____________ Dollars on October 1, 2004.

         Interest Payment Dates:  April 1 and October 1.

         Record Dates:  March 15 and September 15.


---------------------
* [If the Note is a Private Exchange Note issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.1]

          Additional provisions of this Note are set forth on the other side of this Note.

Dated:                                     RUTHERFORD-MORAN OIL CORPORATION

                                           by
                                             ----------------------------------
                                             Name:
                                             Title:

                                           by
                                             ----------------------------------
                                             Name:
                                             Title:




TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

This is one of the Notes
referred to in the Indenture.

BANK OF MONTREAL TRUST COMPANY

as Trustee,



by
   -------------------------------------
   Authorized Signatory

                         [REVERSE SIDE OF EXCHANGE NOTE
                           OR PRIVATE EXCHANGE NOTE]

                        RUTHERFORD-MORAN OIL CORPORATION

                   10 3/4% Senior Subordinated Note Due 2004


1.       Interest

         Rutherford-Moran Oil Corporation, a Delaware corporation (such corporation, and its successors and assigns under the indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above; provided, however, that [if (i) on or prior to 60 days after the Issue Date, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission; (ii) on or prior to 180 days after the original issuance of the Notes, neither the Exchange Offer is consummated nor the Shelf Registration Statement is declared effective; or (iii) after either the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions described in the Registration Rights Agreement) in connection with resales of Notes or Exchange Notes in accordance with and during the periods specified in the Registration Rights Agreement (each such event referred to in clause (i) through (iii), a "Registration Default"), additional interest will accrue on the Notes, in each case at the rate of 0.50% per annum from and including the date on which any such Registration Default shall occur until the earlier of (i) the date on which such Registration Default has been cured or (ii) the date on which all the Notes otherwise become freely transferable by holders other than affiliates of the Company without further registration under the Securities Act, calculated on the principal amount of the Notes.](1)

         The Company will pay interest semiannually on October 1 and April 1 of each year, commencing April 1 1998. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 29, 1997, interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       Method of Payment

         The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the March 15 or September 15 immediately preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including





-------------------------------

(1) To be included in each Security prior to expiration of the obligations of the Company and the Subsidiary Guarantors under the Registration Rights Agreement.

principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.       Paying Agent and Registrar

         Initially, Bank of Montreal Trust Company, a New York corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Noteholder. The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar or transfer agent.

4.       Indenture

         The Company issued the Notes under an Indenture dated as of September 29, 1997 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company, the Subsidiary Guarantors named therein (the "Subsidiary Guarantors") and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of those terms.

         The Notes are unsecured senior subordinated obligations of the Company limited to $120 million aggregate principal amount (subject to Section 2.07 of the Indenture). This Note is one of the Initial Notes referred to in the Indenture. The Notes include the Initial Notes and any Exchange Notes and Private Exchange Notes issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Rights Agreement. The Initial Notes, the Exchange Notes and Private Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the Company and its Restricted Subsidiaries, the purchase or redemption of Capital Stock of the Company and Capital Stock of such Restricted Subsidiaries, certain purchases or redemptions of Subordinated Obligations, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, the issuance or sale of Capital Stock of Restricted Subsidiaries, the investments of the Company and its Restricted Subsidiaries and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Restricted Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

         To guarantee the due and punctual payment of the principal and interest, if any, on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Subsidiary Guarantors have, jointly and severally, unconditionally guaranteed such obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5.       Optional Redemption

         Except as set forth in this paragraph 5, the Notes will not be redeemable at the option of the Company prior to October 1, 2001. On and after such date, the Notes will be redeemable, at the Company's option, in whole or in part, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's registered address, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):


         if redeemed during the 12-month period
         commencing on October 1 of the                                                                        Redemption
         years set forth below:                                                                                   Price
         -----------------------------------                                                                   ----------
         2001     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  105.375%

         2002     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102.6875%

         2003 and thereafter        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100%

         At any time or from time to time prior to October 1, 2000, the Company may redeem in the aggregate up to 35% of the original principal amount of the Notes with the proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of principal amount) of 1103/4% plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to each such redemption, at least 65% of the original aggregate principal amount of the Notes remain outstanding after each such redemption.

         At any time prior to October 1, 2001, the Notes may be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days' prior notice (but in no event more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

6.       Notice of Redemption

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7.       Put Provisions

         Upon a Change of Control and subject to the Company's right prior to October 1, 2001 to redeem the Notes pursuant to paragraph 5 of this Note, any Holder of Notes will have the right to cause the Company to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

8.       Subordination

         The Notes are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Notes may be paid. The Company agrees, and each Noteholder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose.

9.       Denominations; Transfer; Exchange

         The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period beginning 15 days before a selection of Notes to be redeemed or beginning 15 days before an interest payment date.

10.      Persons Deemed Owners

         The registered holder of this Note may be treated as the owner of it for all purposes.

11.      Unclaimed Money

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.      Discharge and Defeasance

         Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Notes to redemption or maturity, as the case may be.

13.      Amendment, Waiver

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to make any change in Article X of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives therefor) so long as such change does not adversely affect such holders without their consent, or to add guarantees with respect to the Notes or to secure the Notes, or to add additional covenants for the benefit of the Holders or surrender rights and powers conferred on the Company, or to comply with any request of the Commission in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Noteholder, or to provide for the issuance of Exchange Notes or Private Exchange Notes.

14.      Defaults and Remedies

         Under the Indenture, Events of Default include (i) default in payment of interest on the Notes through the first four scheduled interest payment dates when the same becomes due and payable or default for 30 days in payment of interest on the Notes after the first four scheduled interest payment dates when the same becomes due and payable; (ii) default in payment of principal on the Notes at maturity, upon redemption pursuant to paragraph 5 of the Notes, upon required repurchase, upon declaration of acceleration or otherwise; (iii) failure by the Company to comply with Section 5.01 of the Indenture; (iv) failure by the Company to comply with other agreements in the Indenture or the Notes, in certain cases subject to notice and lapse of time; (v) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company or its Significant Subsidiaries if the amount accelerated (or so unpaid) exceeds $10 million, or its foreign currency equivalent; (vi) certain events of bankruptcy or insolvency with respect to the Company or any

Significant Subsidiary; (vii) certain final, non-appealable judgments or decrees for the payment of money in excess of $10 million against the Company or any Significant Subsidiary that remain outstanding for 60 days and is not discharged, waived or stayed within 10 days after notice; and (viii) any Subsidiary Guaranty by a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under the Indenture, respectively, and such default continues for 10 days. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

         Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

15.      Trustee Dealings with the Company

         Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


16.      No Recourse Against Others

         A director, officer, employee or stockholder, as such, of the Company or Subsidiary Guarantor shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17.      Authentication

         This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

18.      Abbreviations

         Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

19.      CUSIP/CINS Numbers

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP/CINS numbers to be printed on the Notes and has directed the Trustee to use CUSIP/CINS numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.      Holders' Compliance with Registration Rights Agreement.

         Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

21.      Governing Law

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         THE COMPANY WILL FURNISH TO ANY NOTEHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE NOTEHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS NOTE. REQUESTS MAY BE MADE TO: RUTHERFORD-MORAN OIL CORPORATION, 5 GREENWAY PLAZA, SUITE 220, HOUSTON, TEXAS 77046, ATTENTION: DAVID CHAVENSON.

                                ASSIGNMENT FORM
                  To assign this Note, fill in the form below:

                    I or we assign and transfer this Note to

             (Print or type assignee's name, address and zip code)

                 (Insert assignee's soc. sec. or tax I.D. No.)
 and irrevocably appoint ____________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date:                             Your Signature:
      -----------------                           -----------------------------
                                                  (Sign exactly as your name
                                                  appears on the other side of
                                                  this Note.)


Signature Guarantee:
                      ---------------------------------------------------------
                          (Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended)

                        [TO BE ATTACHED TO GLOBAL NOTES]

               SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE


         The following increases or decreases in this Global Note have been made:

                                                                                              Signature of
                                                                      Principal amount of     authorized
                  Amount of decrease in     Amount of increase        this Global Note        officer
 Date of          Principal Amount of       in Principal Amount of    following such          of Trustee or
 Exchange         this Global Note          this Global Note          decrease or increase    Notes Custodian




                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.07 or 4.10 of the Indenture, check the box:
__________

         If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.07 or 4.10 of the Indenture, state the amount in principal amount (must be integral multiple of $1,000): $

Date:                             Your Signature:
      -----------------                           -----------------------------
                                                  (Sign exactly as your name
                                                  appears on the other side of
                                                  this Note.)


Signature Guarantee:
                      ---------------------------------------------------------
                          (Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended)